As filed with the Securities and Exchange Commission on May 4, 2005.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C., 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TECHNOCONCEPTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	3663 (Primary Standard Industrial Classification Code Number)	84-1605055 (I.R.S. Employer Identification No.)

6060 Sepulveda Blvd., Suite 202
Van Nuys, California 91411
(Address of Principal Executive Offices)

Antonio Turgeon
President and Chief Executive Officer
TechnoConcepts, Inc.
6060 Sepulveda Blvd., Suite 202
Van Nuys, California 91411
(Name and Address of Agent for Service)

Copies to:
Alan Forman, Esq.
Brown Rudnick Berlack Israels LLP
120 West 45th Street
New York, New York 10036

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities	Amount To Be	Offering Price	Aggregate	Registration
To Be Registered	Registered(4)	Per Share(5)	Offering Price(5)	Fee (5)

Common Stock, no par value (1)	1,887,500	$3.93	$7,417,875	$873.08

Common Stock, no par value (2)	755,000	$3.93	$2,967,150	$349.24

Common Stock, no par value (3)	562,500	$3.93	$2,210,625	$260.19

Total:	3,205,000		$12,595,650	$1,482.51

(1) Shares of the Registrant’s common stock, no par value per share, are being registered for resale on behalf of certain selling security holders. The number of shares of the common stock being registered represents 125% of the shares of common stock issuable to the selling security holders on their conversion of the outstanding principal under the Registrant’s 7% secured convertible debentures issued on November 17, 2004 and due November 17, 2006.

(2) Shares of the Registrant’s common stock, no par value per share, are being registered for resale on behalf of certain selling security holders. The number of shares of the common stock being registered represents 125% of the shares of common stock issuable to the selling security holders on their exercise of warrants issued in conjunction with the Registrant’s issuance of the 7% secured convertible debentures.

(3) Shares of the Registrant’s common stock, no par value per share, are being registered for resale on behalf of certain selling security holders. The number of shares of the common stock being registered represents a good faith estimate of 125% of the maximum number of shares of the common stock of the Registrant issuable to the selling security holders as payment of accrued interest due under the 7% secured convertible debentures. The Registrant will not rely on Rule 416 of Regulation C if its good faith estimate results in an insufficient number of shares being registered. In the event that the number of shares actually issued exceeds the number of shares included in the registration fee table, the Registrant will file a new registration statement to cover the resale of any additional shares.

(4) In the event of a stock split, stock dividend, or similar transactions involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(5) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price of our common stock on April 1, 2005, as reported on the OTC Bulletin Board.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED MAY 4, 2005

PROSPECTUS

3,205,000 SHARES OF COMMON STOCK, NO PAR VALUE

TECHNOCONCEPTS, INC.

     This prospectus relates to the resale by the selling security holders identified in this prospectus of up to 3,205,000 shares of common stock of TechnoConcepts, Inc. consisting of: up to 1,887,000 shares of common stock issuable to the selling security holders upon their conversion of the outstanding principal under our 7% secured convertible debentures issued on November 17, 2004 and due November 17, 2006; up to 755,000 shares of common stock issuable to the selling security holders on their exercise of warrants issued in conjunction with the 7% secured convertible debentures; and up to 562,500 shares of common stock issuable to the selling security holders upon our election to pay outstanding accrued interest amounts due under the 7% secured convertible debentures to the selling security holders. The Debentures and Warrants were acquired directly from us in a private placement that closed on November 17, 2004 and is more fully described on page 2 of this prospectus under the heading “Recent Events.”

     The selling security holders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling security holders.

     Our common stock is quoted on the OTC Bulletin Board under the symbol “TCPS”. On April 29, 2005 the closing bid price for one share of our common stock was $4.53. None of our securities are currently traded on any other exchange or quotation system. Our principal offices are located at 6060 Sepulveda Blvd., Suite 202, Van Nuys, California 91411, and our telephone number is (818) 988-7916.

     OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 2 BEFORE INVESTING IN OUR COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The information in this prospectus is not complete and may be changed. The selling security holders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is May   , 2005.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

     As used in this prospectus, the terms “we”, “us”, “our”, the “Company”, the “Registrant” and “TechnoConcepts” mean TechnoConcepts, Inc., unless otherwise indicated.

     All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

OUR BUSINESS

          We are in the business of designing, developing, and marketing wireless communications solutions. In addition to developing various hardware products designed to facilitate wireless communication, we have developed a patented technology designed to dramatically improve the way wireless signals are received and processed. This technology, called True Software Radio, enables direct device-to-device communication, even among otherwise incompatible wireless standards and formats (CDMA, TDMA, GSM), by incorporating a cost-effective transmitter/receiver/processor system on a computer chipset. True Software Radio enables the replacement of conventional analog circuitry with a combination of proprietary delta-sigma converters and software based digital signal processing which allows wireless signals like those from cell phones, radios or televisions to be processed and translated at the point of origin. We believe that this technology will be incorporated into next-generation multi-mode radios that can handle multiple frequency bands, process multiple transmission protocols, and be easily and cost-effectively reconfigured and upgraded. We believe that our True Software Radio technology will help enable:

•	Cell phone users to enjoy seamless roaming anywhere in the world, with over-the-air software upgrades, service enhancements and multiple service provider connectivity;

•	Base station operators to increase frequency spectrum utilization and to upgrade cost-effectively with only software revisions;

•	Police, fire and other emergency agencies to communicate directly with each other regardless of their disparate radio systems; and

•	Allied military forces to communicate directly with each other regardless of their disparate radio systems.

          We plan to design, develop and, using foundry partners, manufacture Application Specific Integrated Circuits (ASICs), chipsets and other electronic components based on our proprietary technology and to license these products to major telecommunications equipment suppliers for integration into their wireless communications products. As a development stage company, we have not yet commercialized our proprietary technology, but we believe we are making good progress in doing so. We are in the process of developing relationships with a number of major wireless communications companies, in order to incorporate our proprietary technology across a broad spectrum of consumer, industrial, and military applications.

HISTORY OF THE COMPANY

          Technology Consulting Partners, Inc. (“TCP”) was incorporated in September 2001, as a Colorado corporation with the intention of providing high technology consulting services to its clients. In June 2002, TCP received its first consulting job which involved placing two consultants with Siemens Business Technologies, however, through September 30, 2003, most of TCP’s efforts were devoted to organizing the corporation and raising approximately $120,000 in a private offering. TCP filed a registration statement on Form SB-2 which was declared effective by the Securities and Exchange Commission on January 9, 2003.

          TechnoConcepts Inc. (“TCI”) was incorporated on April 22, 2003, as a Nevada Corporation with the intention of designing, developing, and marketing wireless communications solutions. On May 26, 2003, TCI purchased the intellectual property assets comprising the True Software Radio technology (the “Technology”) from TechnoConcepts, Inc., a California corporation (“TCI California”) in exchange for 8,000 shares of TCI Series A Convertible Preferred Stock and 3,933,320 shares of TCI common stock. TCI California, which was privately funded, developed the Technology while completing a series of research projects in the mid-1990s, including a Department of Energy Small Business Innovative Research (SBIR) project. Included in the transferred Technology was TCI California’s initial patent application for its Direct Conversion Delta-Sigma Receiver which TCI California filed on February 2, 1999. The original technical team that developed the Technology continues to work for the Company.

     On December 15, 2003, TCP entered into an Agreement and Plan of Merger with TCI, whereby TCP acquired all of the issued and outstanding shares of capital stock of TCI in exchange for shares of TCP representing a controlling interest in TCP (the “Exchange”). The Exchange was completed on February 17, 2004. Unless the context indicates otherwise the terms the “Company,” “TechnoConcepts” and “we” refer to TCI prior to the Exchange and the combined companies thereafter.

RECENT EVENTS

     On November 17, 2004, we entered into a securities purchase agreement, a registration rights agreement, and a security agreement with the selling security holders identified in this prospectus. In this transaction we agreed to sell, and the selling security holders agreed to purchase our 7% secured convertible debentures in the aggregate principal amount of $3,775,000 and warrants exercisable for a total of 608,000 shares of our common stock, one half of which are exercisable at $3.50 per share and one half of which are exercisable at $4.00 per share. Net proceeds to us from this transaction were approximately $3,442,000, after the payment of commissions and expenses.

     Our 7% secured convertible debentures are due and payable on November 17, 2006 and are convertible into shares of our common stock at $2.50 per share, subject to certain customary anti-dilution adjustments. Interest on the 7% secured convertible debentures is due quarterly on the last day of each calendar quarter and may, at our discretion, be paid in cash or shares of our common stock assuming certain conditions are satisfied (including, that the shares of Common Stock issuable upon conversion of the 7% secured convertible debentures have been registered for resale to the public with the Securities and Exchange Commission). In addition, we may require the conversion of our 7% secured convertible debentures into shares of our common stock if certain conditions are satisfied, including without limitation, that the average trading price of our common stock exceeds $7.00 per share for not less than 22 consecutive trading days. On the first day of each month commencing on December 1, 2005, we are required to redeem one-twelfth of the original principal amount of the 7% secured convertible debentures. Pursuant to the terms of the 7% secured convertible debentures, any interest amount unpaid will bear interest at the rate of 18% per annum until paid. The 7% secured convertible debentures provide for various events of default that would entitle the holders of the 7% secured convertible debentures to require us to immediately repay an amount equal to at least 130% of the outstanding principal amount of the 7% secured convertible debentures, plus accrued and unpaid interest thereon, in cash. During the pendancy of any default, the interest rate under the 7% secured convertible debentures will increase to 18% per annum or such lower maximum amount of interest permitted to be charged under applicable law. Because our obligations under the 7% secured convertible debentures are secured pursuant to the terms of a separate security agreement with the selling security holders, the occurrence of an event of default will permit the selling security holders to take possession of all of our assets, to operate our business and to exercise certain other rights provided in the security agreement.

     Pursuant to the registration rights agreement, we agreed to file this registration statement covering the resale of the shares of Common Stock issuable upon conversion of the 7% secured convertible debentures and upon exercise of the accompanying warrants by no later than January 20, 2005. Because we did not file this registration statement by January 20, 2005 we are obligated to pay a penalty equal to 1% of the aggregate purchase price paid by each selling security holder for the 7% secured convertible debentures on January 20, 2005, and an additional 1% on the 20th of each month thereafter until the registration statement has been filed. These penalty amounts have not yet been paid. Any unpaid amount will bear interest at a rate of 18% per annum. We also agreed to use our best efforts to cause such registration to be declared effective by the SEC as promptly as possible, but not later than 135 days following November 17, 2004. Certain damages will be incurred by us for failing to file and/or have the registration statement declared effective, in a timely manner. Failure to have the registration statement declared effective by the 240th day following November 17, 2004 is an event of default under the 7% secured convertible debentures.

     In addition, we entered into a securities purchase agreement also dated as of November 17, 2004, with an institutional investor, pursuant to which we agreed to sell, and the institutional investor agreed to purchase, 800 shares of our Series B Preferred Stock and warrants exercisable for a total of 320,000 shares of our common stock in exchange for freely tradeable securities with a market value of approximately $2,000,000. The warrants were identical to the warrants issued to the selling security holders in connection with the issuance of the 7% secured convertible debentures.

     In February 2005, we entered into our first commercial license agreement of our True Software Radio technology. The agreement is with China Electronics Shanghai Corporation, a division of China Electronics Corporation (CEC), a $5 billion conglomerate under the direct supervision of the central government of China, with 16 wholly-funded subsidiaries, 30 share-holding companies, two overseas operations and six publicly listed companies. The license agreement is subject to approval of the United States Department of Export License Control and to regulations of the Peoples Republic of China, whose approvals are anticipated to be received. Under the terms of the license agreement, if CEC incorporates our True Software Radio technology in its next generation products, we will receive a technology access fee as well as a future royalty stream based on the sale of such products. If the required governmental approvals are obtained, we expect to realize revenue from the license agreement in 2005, with more significant revenue anticipated beginning in 2006.

     On February 25, 2005, we entered into an Agreement and Plan of Acquisition with Asanté Technologies, Inc. Pursuant to the Agreement and Plan of Acquisition, we will acquire all of the assets and business of Asanté and substantially all of its liabilities in exchange for 1,111,111 shares of our common stock, valued, for purposes of this transaction, at $4.50 per share for an aggregate value of $5 million. In addition, the Agreement and Plan of Acquisition includes a two year earn-out provision whereby we will issue additional shares of our common stock worth $3,000,000 if certain revenue goals are achieved. The Board of Directors of both companies has approved the transaction. The acquisition, which is subject to completion of customary consents, customary closing terms and conditions as well as lien holder approval and the approval of Asante’s shareholders, is expected to close by the end of April 2005. Asanté, based in San Jose, CA, is a leading provider of networking solutions for the small-medium business market.

NUMBER OF SHARES BEING OFFERED

     This prospectus relates to the resale by the selling security holders named in this prospectus of up to 2,450,000 shares of our common stock which may be issued to certain selling security holders upon the conversion of principal, or in payment of interest, under our 7% secured convertible debentures due November 17, 2006 and up to 755,000 shares of our common stock which may be issued to certain selling security holders upon their exercise of outstanding warrants to purchase shares of common stock. The selling security holders may sell the shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling security holders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled “Plan of Distribution”.

NUMBER OF SHARES OUTSTANDING

     There were 25,651,150 shares of our common stock issued and outstanding as at April 1, 2005.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling security holders. We will, however, incur all costs associated with this registration statement and prospectus. We will receive proceeds from the exercise of the warrants which will be used for general corporate purposes.

SUMMARY FINANCIAL DATA

     The summarized financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended September 30, 2004 and September 30, 2003 and our unaudited consolidated financial statements for the three-month periods ended December 31, 2004 and December 31, 2003 (in each case including the notes to those financial statements) which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis” beginning on page 42 of this prospectus.

Consolidated Statement of Operations Data:

	For the 3-Month Period	For the 3-Month Period
	Ended December 31, 2004	Ended December 31, 2003
	(Unaudited)	(Unaudited)

Revenue	0	0

Net Loss for the Period	$(824,451)	$(942,097)

Net Loss Per Share –basic and diluted	$(0.03)	$(0.12)

		May 26, 2003
	January 1, 2004 to	(Inception) to
	September 30, 2004	December 31, 2003
	(Audited)	(Audited)

Revenue	0	0

Net Loss for the Period	$(1,132,974)	$(1,107,957)

Net Loss Per Share –basic and diluted	$(0.06)	$(0.14)

Consolidated Balance Sheet Data:

	December 31, 2004	September 30, 2004
	(Unaudited)	(Audited)

Cash and cash equivalents	$2,963,726	$66,558

Total Assets	$11,439,734	$8,178,903

Total Liabilities	$2,150,852	$1,349,974

Total Stockholders’ Equity	$9,288,882	$6,828,929

RISK FACTORS

Risk Factors That May Affect Future Results

     Investing in our common stock involves a high degree of risk. Investors should carefully consider the risks and uncertainties described below and the other information contained in this document before making an investment decision. These risks and uncertainties are not the only ones we face or which may adversely affect our business. If any of the following risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. In this event, the value of our common stock could decline, and investors could lose all or part of their investment. This registration statement also contains forward-looking statements that involve risks, uncertainties, and other speculative factors. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described below and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this Registration Statement. We cannot and do not make any warranty or guarantee regarding our business, financial, and operating results. Our actual results may differ from those described in the forward-looking statements in this document. This could occur because of the risks, uncertainties, and speculative factors described below and elsewhere in this registration statement. We may not update or publicly release the results of these forward-looking statements to reflect events or circumstances after the date hereof.

Risks Related to Our Financial Results

WE HAVE NOT YET RECEIVED ANY REVENUE FROM THE SALE OF OUR PRODUCTS, AND AS A RESULT, YOU MAY HAVE DIFFICULTY EVALUATING OUR BUSINESS AND ASSESSING ITS FUTURE VIABILITY.

     Our limited historical performance may make it difficult for you to evaluate the success of our business to date and to assess its future viability. An investor in our common stock must consider the risks and difficulties we may encounter as an early stage development company in the ever-changing market for wireless communications. We may not achieve our objectives or be able to successfully implement our strategy. As noted in our financial statements, our auditor has noted that there is substantial doubt regarding our ability to continue as a going concern. In addition, our early stage of development means that we have less insight into how market and technology trends may affect our business. The revenue and income potential of our business is unproven and the market we are addressing is rapidly evolving. You should consider our business and prospects in light of the risks, expenses and challenges that we will face as an early-stage company seeking to develop and manufacture new products in a growing and rapidly evolving market.

WE EXPECT TO CONTINUE TO INCUR LOSSES AND EXPERIENCE NEGATIVE CASH FLOW.

     We expect to have significant operating losses and to record significant net cash outflow in the near term. Our business has not generated sufficient cash flow to fund the commercialization of our proprietary technology and our planned operations without resorting to external sources of capital. We anticipate that finishing product commercialization and establishing market share for our True Software Radio technology will require substantial capital and other expenditures. Since our inception, we have incurred net losses in each year of our operations. As a result of ongoing operating losses, we had an accumulated deficit of $3.9 million as of March 31, 2005. We expect to incur substantial losses for the foreseeable future, and may never recognize revenue or become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future, which could materially decrease the market value of our common stock. We expect to continue to incur significant capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we seek to: continue to research and develop our products, attempt to implement our business strategy, implement internal systems and infrastructure in conjunction with our growth and hire additional personnel. We do not know whether we will ever recognize revenues and if we do whether revenues will grow rapidly enough to absorb these expenses, and our limited operating history makes it difficult to assess the extent of these expenses or their impact on our operating results.

WE WILL NEED ADDITIONAL CAPITAL TO FUND OUR OPERATIONS AND FINANCE OUR GROWTH, AND WE MAY NOT BE ABLE TO OBTAIN IT ON TERMS ACCEPTABLE TO US OR AT ALL.

     While we believe that our existing assets, anticipated debt and equity financing, and expected revenue growth may be sufficient to fund our operations through the end of our current fiscal year, it is quite likely that we will need additional capital to fund our operations and finance our growth. If we expand more rapidly than currently anticipated, if our working capital needs exceed our current expectations, or if we make acquisitions, we will need to raise additional capital from equity and/or debt sources. If we cannot obtain financing on terms acceptable to us or at all, we may be forced to curtail our planned business expansion and may be unable to fund our ongoing operations.

Risks Related to Our Technology, Industry, Products and Operations

OUR SUCCESS DEPENDS ON THE ACCEPTANCE AND USE OF OUR TRUE SOFTWARE RADIO TECHNOLOGY.

     Our success will, to a large extent, depend on the acceptance of our True Software Radio technology in a market that is only beginning to define itself. Our strategy is currently to consummate relationships with strategic partners that can facilitate our entry into a variety of markets in North America and Asia. Eventual success is also based on the ability to deliver reliable products and services to interested wireless products/service providers on time and within required performance parameters. There can be no assurances that any market for our products and services will ever develop.

ADOPTION OF A UNIVERSAL WIRELESS TELECOMMUNICATIONS TRANSMISSION PROTOCOL MAY SIGNIFICANTLY DIMINISH THE NEED FOR OUR PRODUCTS/TECHNOLOGY.

     If a universal mobile telecommunications protocol, such as UMTS or W-CDMA is adopted internationally for cellular communications, the industry may no longer need the ability of True Software Radio to resolve the current disparity among competing wireless protocols. While True Software Radio would continue to provide frequency agility and a more efficient utilization of bandwidth, the demand for our technology may be significantly diminished, impacting anticipated sales and revenues.

ONE OR MORE COMPETITORS MAY DEVELOP PRODUCTS AND/OR GAIN MARKET ACCEPTANCE BEFORE WE DO.

     The global wireless telecommunications market is intensely competitive and is subject to rapid technological change, evolving industry standards, and regulatory developments. Our potential competitors include many large domestic and international companies that have substantially greater financial, manufacturing, technological, marketing, distribution and other resources, installed customer bases, and long-

standing relationships with customers. If we fail to execute our strategy in a timely or effective manner, our competitors may be able to seize the marketing opportunities we have identified. Our business strategy is complex and requires that we successfully and simultaneously complete many tasks, including, but not limited to: the successful completion of our technology commercialization effort, continuing to establish strategic alliances with wireless telecommunications providers, the introduction of our new True Software Radio technology and products to the market, establishment of quality fabricators to support sales of the products, delivery of our products and services on-time and within required specifications, and continued maintenance, upgrade and improvement of our technology. There can be no assurance that we will be able to successfully execute all elements of our strategy.

THE WIRELESS TELECOMMUNICATIONS INFRASTRUCTURE MARKET MAY GROW MORE SLOWLY THAN WE EXPECT OR MAY EXPERIENCE A DOWNTURN.

     Growth in demand for and acceptance of our new products is highly uncertain. We believe that many of our potential customers may not be fully aware of the benefits of True Software Radio or may choose to acquire other products or services. It is possible that our True Software Radio products and services may never achieve market acceptance. If the market for our products does not develop or grows more slowly than we currently anticipate, our business, financial condition, and operating results would be materially adversely affected.

WE MAY BE UNABLE TO CONTINUE PROTECT OUR INTELLECTUAL PROPERTY ADEQUATELY, WHICH COULD CAUSE US TO LOSE OUR COMPETITIVE ADVANTAGE IN WIRELESS COMMUNICATIONS MARKET.

     Our ability to compete effectively against competing technologies will depend, in part, on our ability to protect our current and future proprietary technology, product designs and manufacturing processes through a combination of patent, copyright, trademark, trade secret and unfair competition laws. We may not be able to adequately protect our intellectual property and may need to defend our intellectual property against infringement claims, either of which could result in the loss of our competitive advantage and materially harm our business and profitability.

     Third parties may claim that we are infringing their intellectual property rights. Any claims made against us regarding patents or other intellectual property rights could be expensive and time consuming to resolve or defend, would divert our management and key personnel from our business operations and may require us to modify or cease marketing our products or services, develop new technologies or products/services, acquire licenses to proprietary rights that are the subject of the infringement claim or refund to our customers all or a portion of the amounts they paid for infringing products. If such claims are asserted, we cannot assure you that we would prevail or be able to acquire any necessary licenses on acceptable terms, if at all. In addition, we may be requested to defend and indemnify certain of our customers and resellers against claims that our products infringe the proprietary rights of others. We may also be subject to potentially significant damages or injunctions against the sale of certain products/services or use of certain technologies.

     Although we believe that our intellectual property rights are sufficient to allow us to develop our technology and to sell our planned products/services without violating the valid proprietary rights of others, we cannot assure you that our technologies or products/services do not infringe on the proprietary rights of third parties or that third parties will not initiate infringement actions against us.

Risks Related to the Expansion of our Business

WE PLAN TO EXPAND RAPIDLY, AND MANAGING OUR GROWTH MAY BE DIFFICULT.

We expect our business to continue to grow rapidly both geographically and in terms of the number of products and services we offer. We cannot be sure that we will successfully manage our growth. If sufficient working capital cannot is not available, or if we are not successful in raising additional capital to execute our business strategy and grow the depth and breadth of our wireless products and services, we may be forced to discontinue operations.

FUTURE EXPANSION OF OUR OPERATIONS INTERNATIONALLY WILL REQUIRE SIGNIFICANT MANAGEMENT ATTENTION AND FINANCIAL RESOURCES, AND OUR EFFORTS TO EXPAND INTERNATIONALLY MAY NOT SUCCEED.

     We plan to attempt to sell our products in China and in other countries across the globe, but we have limited direct experience marketing and distributing our products internationally. To successfully expand our business internationally, we must expand our international operations, recruit international sales and support personnel and develop international distribution channels. This expansion will require significant management attention and financial resources and may not be successful. Our success in growing our business internationally may also depend on our ability to comply with foreign government rules and regulations and U.S. export and import laws with which we have limited familiarity and experience.

THE FAILURE TO ATTRACT AND RETAIN KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

Our ability to implement our business strategy and our future success depends largely on the continued services of our current employees including Antonio E. Turgeon, our Chief Executive Officer, who have critical industry or customer experience and relations. None of our key personnel is bound by an employment agreement. The loss of the technical knowledge and management and industry expertise of any of these key personnel could have a material adverse impact on our future prospects. In addition, members of our current management team believe that once we are sufficiently capitalized, we will need to recruit new executive managers to help us execute our business strategy and new employees to help manage our planned growth. Competition for executive and other skilled personnel in the wireless communications industry is intense, and we may not be successful in attracting and retaining such personnel. Our business could suffer if we were unable to attract and retain additional highly skilled personnel or if we were to lose any key personnel and not be able to find appropriate replacements in a timely manner.

OUR MANAGEMENT TEAM MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGIES BECAUSE IT HAS LIMITED EXPERIENCE MANAGING A RAPIDLY GROWING COMPANY.

     If our management team is unable to manage the growth of our business operations, then our product development and our sales and marketing activities would be materially and adversely affected. If we are able to successfully execute our business strategies we will likely need to undergo rapid growth in the scope of our operations and the number of our employees, which is likely to place a significant strain on our senior management team and other resources. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by this rapid growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

Risks Related to Our Issuance of the 7% Secured Convertible Debentures

OUR RECENTLY ISSUED 7% SECURED CONVERTIBLE DEBENTURES PROVIDE FOR VARIOUS EVENTS OF DEFAULT THAT WOULD ENTITLE THE HOLDERS TO REQUIRE US TO

IMMEDIATELY REPAY AT LEAST 130% OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE DEBENTURES, PLUS ACCRUED AND UNPAID INTEREST THEREON, IN CASH. IF AN EVENT OF DEFAULT OCCURS, WE MAY BE UNABLE TO IMMEDIATELY REPAY THE AMOUNT OWED, AND ANY REPAYMENT MAY LEAVE US WITH LITTLE OR NO WORKING CAPITAL IN OUR BUSINESS. ADDITIONALLY, OUR REPAYMENT OBLIGATIONS UNDER THE DEBENTURES ARE SECURED BY ALL OF OUR ASSETS PURSUANT TO A SEPARATE SECURITY AGREEMENT.

     We will be considered in default of our recently issued 7% secured convertible debentures if any of the following events, among others, occurs:

     we fail to pay any principal amount under a debenture when due;

     we fail to pay any interest amount under a debenture within three trading days of any notice sent to us by the holder of the debenture that we are in default of our obligation to pay the interest amount;

     we fail to comply with any of the other agreements contained in the debenture which failure is not cured, if possible to cure, within the earlier to occur of five trading days of any notice sent to us by the holder of the debenture that we are in default of our obligations and ten trading days after we become aware of or should have become aware of such failure;

     we breach any of our obligations under the related securities purchase agreement or the related registration rights agreement;

     any material representation or warranty made in a debenture or the related securities purchase agreement or the related registration rights agreement shall be untrue or incorrect in any material respect as of the date made;

     we or any of our subsidiaries become bankrupt or insolvent;

     we breach any of our obligations under any other debt or credit agreements involving an amount exceeding $150,000 and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

     our common stock ceases to be eligible for quotation on the principal market for our common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on the OTC Bulletin Board or another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within five trading days;

     we agree to sell or dispose of more than 33% of our assets in one or more transactions, or we agree to redeem or repurchase more than an insignificant number of shares of our outstanding common stock or any other equity securities of our company; or

     the registration statement registering the shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants issued in connection with the debentures is not declared effective the Securities and Exchange Commission prior to July 15, 2005;

     the effectiveness of the resale registration statement registering the shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants issued in connection with the debentures is suspended for more than 30 consecutive trading days or 60 non-consecutive trading days during any 12 moth period subject to certain exceptions;

     we fail to issue shares of our common stock to the holder within ten trading days of the conversion date specified in any conversion notice delivered in respect of a debenture by the holder.

     If an event of default occurs, the holder of a debenture can elect to require us to pay a mandatory prepayment amount equal to at least 130% of the outstanding principal amount, plus all other accrued and unpaid amounts under the debenture. Because our obligations under the debentures are secured pursuant to the terms of a separate security agreement with the holders of the debentures, the occurrence of an event of default permits the debenture holders to take possession of all of our assets, to operate our business and to exercise certain other rights provided in the security agreement.

     Some of the events of default include matters over which we may have some, little or no control. If a default occurs and we cannot pay the amounts payable under the debentures in cash (including any interest on such amounts and any applicable late fees under the debentures), the holders of the debentures may protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained in the debentures, in the related securities purchase agreement or in any document or instrument delivered in connection with or pursuant to the debentures, or to enforce the payment of the outstanding debentures or any other legal or equitable right or remedy. In addition, any repayment that we are required to make may leave us with little or no working capital in our business. This would have an adverse effect on our continuing operations.

Risks Related to the Market for Our Common Stock

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

     The stock market has, from time to time, experienced extreme price and trading volume fluctuations, and the market prices of technology companies such as ours have been extremely volatile. Our operating performance will significantly affect the market price of our common stock. To the extent we are unable to compete effectively and gain market share or the other factors described in this section affect us, our stock price will likely decline. The market price of our common stock also may be adversely impacted by broad market and industry fluctuations regardless of our operating performance, including general economic and technology trends. In addition, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. We may be involved in securities class action litigation in the future. This litigation often results in substantial costs and a diversion of management’s attention and resources.

THE LARGE NUMBER OF SHARES ELIGIBLE FOR PUBLIC SALE COULD CAUSE OUR STOCK PRICE TO DECLINE.

     The market price of our common stock could decline as a result of the resale of the shares of common stock issuable upon conversion of our 7% secured convertible debentures and the exercise of the warrants issued in our November 2004 private placement or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. Additionally, the larger number of shares available for sale pursuant to this prospectus may add to the volatility of our common stock.

THE ISSUANCE OF THE SHARES TO BE ISSUED UPON CONVERSION OF OUR RECENTLY ISSUED 7% CONVERTIBLE DEBENTURES AND THE SHARES TO BE ISSUED UPON THE EXERCISE OF THE WARRANTS ISSUED IN CONNECTION WITH THE DEBENTURES, WILL CAUSE THE CURRENT HOLDERS OF OUR COMMON STOCK TO SUFFER SUBSTANTIAL DILUTION OF THEIR INTEREST IN THE COMPANY.

     If the shares of common stock being registered for resale pursuant to this registration statement are issued upon conversion of the outstanding principal and interest due under our 7% secured convertible debentures and upon exercise of the warrants issued in connection with the debentures, up to 3,205,000 additional shares of our common stock will be available for sale into the public market. This will result in substantial dilution of the interests of our current stockholders. The resale of the shares of common stock registered pursuant to this registration statement will increase the number of our publicly traded shares, which could depress the market price of our common stock, and thereby affect the ability of our stockholders to realize the current trading price of our common stock. Moreover, the mere prospect of sales of the shares of common stock registered pursuant to this registration statement could depress the market price for our common stock.

OUR STOCK PRICE CAN BE EXTREMELY VOLATILE.

     Our common stock is traded on the OTC Bulletin Board. There can be no assurance that an active public market will continue for the common stock, or that the market price for the common stock will not decline below its current price. Such price may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of the common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

TRADING ON THE OTC BULLETIN BOARD MAY BE SPORADIC BECAUSE IT IS NOT A STOCK EXCHANGE, AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

     Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on the Nasdaq SmallCap. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling security holders.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

     Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, shares of our common stock could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person’s account for transactions in penny stocks, the broker or dealer must, obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK

     We have not declared dividends on our common stock since our incorporation and we have no present intention of paying dividends on our common stock. We are also restricted by the terms of certain debt and other agreements as to the declaration of dividends.

     MANY OF THESE RISKS AND UNCERTAINTIES ARE OUTSIDE OF OUR CONTROL AND ARE DIFFICULT FOR US TO FORECAST. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION’S PUBLIC REFERENCE

     Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

     This prospectus covers the resale by the selling security holders named in this prospectus of:

     up to 1,887,500 shares of common stock issuable to the selling security holders upon their conversion of the outstanding principal under our 7% secured convertible debentures issued on November 17, 2004 and due November 17, 2006;

     up to 755,000 shares of common stock issuable to the selling security holders upon their exercise of warrants issued in conjunction with the issuance of our 7% secured convertible debentures; and

     up to 562,500 shares of common stock issuable to the selling security holders as payment of accrued interest due under our 7% secured convertible debentures.

USE OF PROCEEDS

     The shares of common stock offered hereby are being registered for the account of the selling security holders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling security holders and we will not receive any proceeds from the resale of the common stock by the selling security holders. We will, however, incur all costs associated with this registration statement and prospectus. Additionally, we will receive proceeds from the exercise of the warrants which will be used for general corporate purposes.

SELLING SECURITY HOLDERS

     We are registering for resale under this prospectus up to 3,205,000 shares of our common stock, consisting of up to 1,887,500 shares of common stock issuable in the future to the selling security holders upon their conversion of the outstanding principal under our 7% secured convertible debentures issued on November 17, 2004 and due November 17, 2006; up to 755,000 shares of common stock issuable in the future to the selling security holders upon their exercise of warrants issued in conjunction with the issuance of our 7% secured convertible debentures; and up to 562,500 shares of common stock issuable in the future to the selling security holders as payment of accrued interest due under our 7% secured convertible debentures. The number of shares of common stock registered hereunder may increase in order to account for certain anti-dilution adjustments resulting from stock splits, stock dividends or similar transactions. The number of shares that will ultimately be issued to selling security holders cannot be determined at this time because it depends on whether the selling security holders elect to convert the debentures and exercise the warrants, on whether or not we elect to pay interest due under the debentures in shares of common stock, and upon certain other factors that cannot be determined at this time.

     The selling security holders are not making any representation that the shares covered by this prospectus will be offered for sale. The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock being registered. Because the selling security holders may offer all or some portion of the shares of common stock listed in the table and may sell all, part or none of the shares of common stock listed pursuant to this prospectus or otherwise, no estimate can be given as to the number of shares of common stock that will be held by the selling security holders upon termination of the offering. For the purposes of calculating the “Number of Shares Owned After Completion of the Offering” in the table below, we have assumed that none of the shares covered by this prospectus will be held by the selling security holders after completion of the offering and that no additional purchases will be made. See “Plan of Distribution” below. The number of shares owned by the selling security holders is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Beneficial ownership includes shares over which the named stockholder exercises voting control or investment power. Shares of common stock subject to options or warrants that are currently exercisable or will become exercisable within sixty days from December 30, 2004 are deemed outstanding for purposes of the ownership of the person holding the option or warrant, but are not deemed outstanding for purposes of computing the ownership.

     The persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them except as noted in the footnotes below based upon information provided to us by the selling security holders.

     The selling security holders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, some or all of their shares since the date on which the information in the table is presented. Information about the selling security holders may change over time.

     The table below sets forth information as of November 17, 2004, the date upon which we issued our 7% secured convertible debentures and the warrants to the purchasers participating in our private placement. As of April 1, 2005, there were approximately 25,651,150 shares of our common stock issued and outstanding.

     No selling security holder has held any position nor had any material relationship with us or our affiliates during the past three years.

		Number of
		Shares	Number of Shares
	Number of	Offered	Owned After
	Shares Owned	Pursuant to	Completion of
	Before	this	Offering (1)
Selling Security Holders	Offering	Prospectus	Amount	Percent
AJW Offshore Ltd (2)	174,046	174,046	0	0
AJW Qualified Partners LLC (3)	174,046	174,046	0	0
AJW Partners LLC (4)	67,920	67,920	0	0
Alpha Capital A.G. (5)	212,252	212,252	0	0
Bay Star Capital II, LP (6)	424,504	424,504	0	0
Bridges & PIPES LLC (7)	254,702	254,702	0	0
Bushido Capital Master Fund (8)	212,252	212,252	0	0

		Number of
		Shares	Number of Shares
	Number of	Offered	Owned After
	Shares Owned	Pursuant to	Completion of
	Before	this	Offering (1)
Selling Security Holders	Offering	Prospectus	Amount	Percent
Gamma Opportunity Capital Partners, LP (9)	212,252	212,252	0	0
New Millenium Capital Partners II, LLC (10)	8,490	8,490	0	0
SDS Capital Group SPC, Ltd. (11)	636,756	636,756	0	0
Stonestreet Limited Partnership (12)	127,350	127,350	0	0
TCMP3 Partners (13)	84,900	84,900	0	0
Vicis Capital Series (14)	424,504	424,504	0	0
Whalehaven Capital Fund Limited (15)	191,026	191,026	0	0

* Denotes a percentage of our issued and outstanding common stock that is greater than zero but less than one percent.

(1) Because the selling security holders may offer all or only some portion of the shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholder upon termination of the offering. Accordingly, it is assumed that all of the shares of common stock offered pursuant to this prospectus will be sold.

(2) Includes 102,500 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 40,999 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 30,546 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock. Corey Nabotsky possesses sole voting and dispositive power over all of the shares owned by AJW Offshore Ltd.

(3) Includes 102,500 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 40,999 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 30,546 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock. Corey Nabotsky possesses sole voting and dispositive power over all of the shares owned by AJW Qualified Partners LLC.

(4) Includes 40,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 15,999 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 11,920 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock. Corey Nabotsky possesses sole voting and dispositive power over all of the shares owned by AJW Partners LLC.

(5) Includes 125,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 50,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 37,252 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock.

(6) Includes 250,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 100,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 74,503 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7%

secured convertible debentures in through the issuance of shares of our common stock. Lawrence Goldfarb, Steven M. Lamar and Steven Derby possess voting and dispositive power over all of the shares owned by BayStar Capital II, L.P.

(7) Includes 150,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 60,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 44,702 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock. David Fuchs possesses sole voting and dispositive power over all of the shares owned by Bridges & PIPES LLC.

(8) Includes 125,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 50,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 37,252 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock. Christopher Rossman possesses sole voting and dispositive power over all of the shares owned by Bushido Capital Master Fund.

(9) Includes 125,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 50,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 37,252 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock. Jonathan Knight and Christopher Rossman possess voting and dispositive power over all of the shares owned by Gamma Opportunity Capital Partners, L.P.

(10) Includes 5,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 2,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 1,490 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock. Corey Nabotsky possesses sole voting and dispositive power over all of the shares owned by New Millenium Capital Partners II, LLC.

(11) Includes 375,001 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 150,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 111,755 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock. Steven Derby possesses sole voting and dispositive power over all of the shares owned by SDS Capital Group SPC, Ltd.

(12) Includes 75,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 29,999 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 22,351 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock. Michael Finkelstein possesses sole voting and dispositive power over all of the shares owned by Stonestreet Limited Partnership.

(13) Includes 49,998 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 20,004 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 14,903 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7%

secured convertible debentures in through the issuance of shares of our common stock. Steven E. Slawson possesses sole voting and dispositive power over all of the shares owned by TCMP3 Partners.

(14) Includes 250,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 100,000 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 74,503 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock. Shad Stastney, John Succo and Lucas Sky possess voting and dispositive power over all of the shares owned by Vicis Capital Master Fund.

(15) Includes 112,500 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the conversion our 7% secured convertible debentures; 44,999 shares of common stock, which based on our bona fide estimate, could be issuable in the future upon the exercise of a common stock purchase warrant issued in connection with the issuance of our 7% secured convertible debenture to the selling security holder; and 33,526 shares of common stock, which based on our bona fide estimate, could be issuable in the future if we elect to pay interest amounts due under our 7% secured convertible debentures in through the issuance of shares of our common stock. Evan Schemenauer, Arthur Jones and Jennifer Kelly possess voting and dispositive power over all of the shares owned by Whalehaven Capital Fund Limited.

     Each of the selling security holders represented to us, in connection with the completion of our private placement of our 7% secured convertible debentures and accompanying warrants, that it was acquiring the securities from us without any present intention of effecting a distribution of those securities in violation of the Securities Act. In recognition of the fact that the selling security holders may want to sell their shares in the future, we agreed to file with the Securities and Exchange Commission a registration statement (of which this prospectus is a part) to permit the public sale of the shares by the selling security holders from time to time.

     We will bear all reasonable costs and expenses incident to the offering and sale of the shares to the public, including all registration, filing and qualification fees, printers’ and accounting fees, but excluding any underwriting or brokerage commissions or similar charges and the fees and disbursement of counsel to the selling security holders. See “Plan of Distribution” below. The registration rights agreement by and among us and the selling security holders dated as of November 17, 2004 provides generally that we will indemnify the selling security holders for any losses incurred by them in connection with actions arising from any untrue statement of a material fact in the registration statement (including this prospectus and any amendments or supplements thereto) or any omission of a material fact required to be stated therein, unless such losses are based upon and in conformity with written information furnished to us by the selling security holder expressly for use in the registration statement or based upon a failure by the selling security holder to deliver this prospectus as required by applicable law. Similarly, the registration rights agreement provides generally that each selling security holder will indemnify us and our officers and directors for any losses incurred by them in connection with any action arising from any untrue statement of material fact in the registration statement relating to the shares or any omission of a material fact required to be stated therein, or necessary to make the statements therein not misleading to the extent based upon written information provided by each selling security holder expressly for use in the registration statement. The indemnification obligation under the registration rights agreement of each selling security holder is limited to the net proceeds received by each selling security holder from the sale of the shares offered in this prospectus.

PLAN OF DISTRIBUTION

     Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

     The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

     In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because the selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holders has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will inform the selling security holders that the antimanipulation rules under the Securities Exchange Act of 1934 (Regulation M-Rule 102) may apply to sales in the market and will furnish the selling security holders upon request with a copy of these rules. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

     We are subject to legal proceedings from time to time in the ordinary course of our business. As of April 1, 2005, we were not aware of any pending or threatened legal proceedings that could, in management’s opinion, have a material adverse impact on operations, assets or financial condition.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

     The following table sets forth the names, ages and offices of our current executive officers and directors.

Name	Age	Position
Antonio E. Turgeon	56	Chairman/CEO and Director

Dr. Feng Yuh Juang	52	Vice Chairman and Director

Name	Age	Position
Ronald M. Hickling	46	Chief Technology Officer and Director

Michael Handelman	47	Chief Financial Officer

Richard Hines	55	Director

Michael Ussery	53	Director

George Lange	65	Director

John Mansfield	57	Director

     The following is a biographical summary of the business experience of our present directors and executive officers:

     Antonio E. Turgeon, Chairman and CEO, age 56, has served the Company since February 17, 2004 and prior to such date served in a similar position with the original TechnoConcepts, Inc. (“TCI”) from April 2003 until TCI’s acquisition by the Company on February 17, 2004. Mr. Turgeon has 30 years of international and domestic experience in computer and communications systems, software technology and applications services. Prior to joining TechnoConcepts, he was a principal in The Sunrise Group, a consulting firm that provided business development services to early stage high-tech companies. From 1994 to 1999 he served as an advisor to a Scandinavian-based venture capital firm, as well as executive vice president for Dolphin Interconnect Solutions, Inc., a portfolio company designing Gigabyte hardware interconnect and software technology for the high-availability, scalable, server clustering market. He was a founder and served as president and CEO of SOTA Electronics Inc. from 1988 to 1994, a company that designed communications security products and the world’s first PC managed universal applications Smartcard. From 1978 to 1988 he was president of Digital Applications Corporation, a company he founded to develop software and hardware applications for the aerospace industry. Mr. Turgeon holds a B.A. in Mathematics form the University of California, Los Angeles, an M.S. in Computer Science from West Coast University and completed coursework requirements for an M.S. in Applied Mathematics.

     Dr. Feng Yuh (Richard) Juang, Vice Chairman, age 52, has served the company since February 17, 2004 and prior to such date served in a similar position with the TCI from June 2003 until TCI’s acquisition by the Company. Dr. Juang received his Ph.D. in electrical engineering from the University of Michigan in Ann Arbor, his M.S. in Institute of Applied Physics at Chung-Yuan University in Taiwan and a B.S. in electronic engineering from Tamkang University, also in Taiwan. He has significant expertise in engineering, specifically in the areas of ultra high speed device design and development; high performance optical modulation and switching devices; 100GHz Modulation Doped FET design and development; low noise microwave amplifier; and wireless communications devices to the board. He has published more than 50 scientific articles in electronics, engineering and communications industry publications. Dr. Jaung is the director of Ahoku Electronic Company in Taipei, Taiwan, ROC, an advisor for AceNet Technology, Inc. in ShenZhen, China, president of Rich Capital Group, of Fremont, California and the Vice President of Business Development at NeoAxiom Corporation, San Jose, California. He previously served as Vice President of Business Development at Acute Communications Corp. both in the U.S. and Taiwan. Prior to that he was Vice President of marketing and sales at Acer NeWeb Corp., Satellite Communications Department Manager at Microelectronic Technology Inc., head of the solid state electronic device department at Chung-Shan Institute of Science and Technology and Associate Professor at the Institute of Applied Physics, Chung-Yuan University.

     Ronald M. Hickling, Co-Founder, CTO, Director, age 46, has served the Company since February 17, 2004 and prior to such date served in a similar position with TCI from March 2003 until TCI’s acquisition by the Company. Mr. Hickling was the founder of the entity in 1991 that initially developed the Company’s True Software Radio technology and was responsible for securing more than $1.1 million in Federal SBIR funds to develop the key technology elements of the Company’s True Software Radio products. He holds a master of science in electrical engineering from UCLA. He has more than 20 years of experience in communications systems and integrated circuits related to communications for U.S. defense and commercial contractors. Beginning in 1980, Mr. Hickling began his career with Hughes Space and Communications, a Hughes Aircraft company, developing circuits for satellite communications. In this capacity he developed customer integrated circuits using silicon CMOS (Complementary Metal-Oxide Semiconductor) and Bipolar technology, and actively participated in the early research and development efforts of using Gallium Arsenide (GaAs) digital circuits in spacecraft. During his tenure at Hughes, Mr. Hickling was appointed Group Head, in leading research projects, for GaAs digital circuits. Additional projects included Intelsat VI, Magellan, and Navstar/GPS and he also contributed to the Very High Speed Integrated Circuit Program (VHSIC). In 1984 he left Hughes to pursue commercial ventures. He joined start up Gigabit Logic in 1984 and headed development teams on numerous mixed-signal communications projects. He was involved in collaboration development efforts with contract clients such as DEC, Rockwell-Collins, Bell Communications Research and others. He has been awarded three patents and currently has two patents pending. He has published in numerous industry journals and is a member of the IEEE and Tau Beta Pi.

     Michael Handelman, age 47, has served the Company since November 2004. He has over 23 years financial management experience. Prior to joining the Company, he held various senior executive positions for several publicly traded companies. He was chief financial officer and chief operating officer of Global Business Services, Inc., a publicly traded retail postal and business services company. Earlier, he was chief financial officer of Interglobal Waste Management Inc., a publicly traded manufacturing company in Camarillo, CA; vice president and chief financial officer of Janex International, a $32 million publicly traded children’s toy manufacturer; and vice president and chief financial officer of the Los Angeles Kings, a $45 million National Hockey League franchise. Mr. Handelman is a Certified Public Accountant and holds a B.S. in Accounting from the City University of New York.

     Richard Hines, age 55, has served as a director of the Company since July 2004. Prior to joining the Company’s Board of Directors, he served as an elected official in the South Carolina House of Representatives. He held various executive positions in the Reagan Administration in executive branch agencies such as the U.S. Department of Transportation and Interstate Commerce Commission. In the U.S. General Services Administration, he was the principal interface for the agency in charge of business and industry relations, as well as a catalyst for reform for acquisition policies within the government. After leaving the public sector, he became Vice-President of Electronic Data Systems, a billion dollar corporation with over 60,000 employees, where he was responsible for U.S. Government sales. He combined his talent and experience in the private and public sectors to form RTH Consulting in 1997. His history of political activism was, most recently, extended to aid the campaign of President Bush in the South Carolina Primary of the 2000 Presidential election. He continues to be involved in local, regional, and federal politics and has an active voice in the current Bush Administration. In April of this year, he participated in the Government Roundtable in Athens, Greece, where he spoke alongside former President Bush, Mikhail Gorbachev, and other European leaders, as well as prominent businessmen.

     Michael Ussery, age 53, has served as a director of the Company since August 2004. Prior to this he worked as an international public affairs advisor and business developer with extensive investments and financing experience in Eastern Europe. He is a former U.S. Ambassador to Morocco who has international private sector experience in marketing, negotiations, strategic planning, and project development; he held his title from 1988 thru 1992. In government he has held senior positions during the Libya conflict, Gulf War, Afghan War, and Mid-East peace process. Mr. Ussery has worked for more than 35 countries, and in the past decade he has worked with more than (60) companies and organizations including numerous Fortune 500 and top international corporations, and has advised foreign governments. Mr. Ussery has been a founder of five companies and two non-profit organizations, and is a veteran of seven presidential and congressional campaigns. He was a national fund raising Vice Chairman, policy contributor and Arkansas field manager of the 2000 Bush — Chaney Campaign. Mr. Ussery serves as a Co-Founder and chairs the Advisory Board of the Romania Moldova Direct Fund, and in Bulgaria he is a recent Co-Founder of InfoMed and Netcare Bulgaria. Appointed by the Virginia Governor, Mr. Ussery is one of seven Commissioners of Vint Hill Economic Development Authority, responsible for converting a U.S. military base into a commercial and residential development. In the field of education, Mr. Ussery is President and CEO of the Coordinating Council for The International University, a non- profit organization creating American higher education in developing countries. He has served on the Advisory Board and spoken at numerous prestigious colleges and universities across the U.S. including Yale, the University of South Carolina, VMI, the George Mason University and Newberry College.

     George Lange, age 65, has served as a director of the Company since February 17, 2004 and prior to such date served in a similar position with TCI from September 2003 until TCI’s acquisition by the Company. He also has been a Co-Founder of various companies, a business consultant and electronic engineer within aerospace, defense, and the consumer product industry. His multi-discipline experience covers product and business development, circuit and systems design engineer and operations and organizational staffing. He has assisted with company start-up activities, mergers and acquisitions, restructurings and fundings and has performed in an executive capacity. Clients have been diverse in size and types; Fortune 500 companies, individual inventors, and foreign businesses, including the Ford Motor Company Corporate offices, Control Data Corporation, Hughes Aircraft Company, Lockheed Corporation, Litton Industries, Plantronics Corporation, Teledyne Corporation, Coopers and Lybrand, JJ Barnicke, Bendix Electrodynamics and Ramo Corporation. He attended both Northrop Institute of Technology and the University of California at Los Angeles. He is involved in civic and community service activities applying his business skills to his elected government position appointments to City, County and State Agency Boards and various non-profit Organization Boards of Directors.

     John Mansfield, age 57, has served as a director of the Company since February 17, 2004 and prior to such date served in a similar position with TCI from December 2003 until TCI’s acquisition by the Company. He has earned valuable experience in several industries, including heavy equipment, property development and building, medical information technology and management, insurance, and financial advisory services. He operates Axis Capital LLC, a Georgia-based company that specializes in advisory services for companies in transition, including start-ups, turnarounds, new growth initiatives and mergers and acquisitions. He has assisted with strategic planning, business plan development, financial structuring and re-structuring for such conglomerates as JMJ Technologies, Admiralty Corporation, Accent Mortgage Corporation, and AlumniWorldwide.com, and many others. His history includes seven years in sales and marketing, including Director of Sales and Marketing for an international heavy equipment manufacturer, followed by 18 years operating businesses in land development and property management, including involvement in numerous syndicated investment transactions. He served for seven years as a Director of the Ontario (Canada) New Home Warranty Corporation and was a member of its executive committee and chairman of its audit committee. Following his board term, he was retained by the Corporation to perform advisory services. He currently serves as a Director of a publicly traded healthcare management company, American HealthChoice, and is chairman of its audit committee. Mr. Mansfield is a graduate of Wilfred Laurier University, Waterloo, Ontario, Canada.

Significant Employees

     John Hwang, Member of the Office of the Chairman and Vice President of Business Development, began his career in the high tech industry as Vice President of Sales and Corporate Manager at Samsung America, Inc., where he helped Samsung to become number one in market share in monitors worldwide. He then was president of a number of other entrepreneurial high-tech companies, with successful sales increases achieved at each. Mr. Hwang earned his BS degree in economics from Rutgers University in 1985.

     Dr. Jae Jung, Executive Vice President of Engineering, received his Ph.D. in the Department of Computer Science and Engineering from the University of California at San Diego, La Jolla, CA, a Master of Science in Computer Science from the University of California at San Diego, La Jolla, CA, a Master of Science in Electrical Engineering from the Korea Advanced Institute of Science and Technology, Seoul, Korea, and a Bachelor of Science in Electrical Engineering from the Seoul National University, Seoul, Korea. Prior to joining the Company, Dr. Jung was a founder and served as Chief Executive Officer of NeoPace Telecom Corporation, which specialized in VoIP and network processor chips. Prior to that he served as Executive Director of the Network Department at Samsung Electronics in Seoul Korea where he was the architect of, and managed a team of 130 engineers developing, the Samsung ADSL chipset. Prior to that he served as Senior Manager of Engineering for SONY Wireless Telecommunications Company in San Diego, CA, where he engineered two next generation CDMA projects, including a CDMA smart phone. He previously held a similar senior managerial position, responsible for VLSI Design for GI Motorola in San Diego, CA, where he was responsible for a video (MPEG2) encoder system.

     Dr. Oleg Panfilov, Chief Scientific Officer, received his Ph.D. degree from the Moscow Institute of Long Radio Communication in 1971. Working in the fields of signal and data processing Dr. Panfilov held different positions from engineer to the director of laboratory. Since his immigration to the United States in 1979 he has worked as a senior math analyst in Bedford Research Associates, as a research scientist and staff engineer in Unisys Corporation, a senior consulting analyst in NCR, a distinguished member of technical staff in Motorola and as an independent consultant in the system design of Doppler radars, computer systems and networks as well as in wireless communication systems. Dr. Panfilov has devoted a considerable portion of his professional career to identifying prospective technologies providing the highest return on investments. The results of his research and findings have been published in over forty domestic and international publications and he is a frequent lecturer at international conferences on high performance computer systems, networks and communication systems.

     Lap Wai Chow, Senior Scientist, received his B.S. degree in Electrical Engineering and M.Phil. degree in Material Science from the Chinese University of Hong Kong in 1978 and 1980, respectively. From 1980 to 1982 he worked at Universal Semiconductor in San Jose, California, developing CMOS Gate-array and 32K/64K/ROM technology. In 1982 he joined Elcap Electronics of Hong Kong, where he was responsible for establishing the CMOS design department for the development of SRAM and DRAM technology. He founded Data Research in Hong Kong in 1983 which specialized in the development of high temperature (more than 250 degrees C) CMOS circuits used in seismic applications. He joined Hughes Research Laboratories in 1985, working on various high-speed CMOS research projects. He was a founder of TCI and in 1996 was also involved in the founding of InnoTest, Inc., a Hsinchu Science Park technology company in Taiwan. Mr. Chow holds nine patents and has 12 patents pending, mostly in the areas of CMOS technology and high speed computing architecture.

Family Relationships

     There are no family relationships between any of our directors or executive officers.

Involvement In Certain Legal Proceedings

     To our knowledge, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following tables sets forth information as of April 1, 2005, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock, Series A Preferred Stock held by (i) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group:

Common Stock

		Percent of
		Class
Name and Address		Beneficially
of Beneficial Owner (1)	Number of Shares Beneficially Held	Held (2)

Directors and Officers

Antonio E. Turgeon (3)	3,311,000	13.31%

Dr. Feng Yuh Juang (3)	500,000	2.01%

Ronald M Hickling (3)	5,000	*

Michael Handelman (3)	0	*

Richard Hines (3)	0	*

Michael Ussery (3)	0	*

George Lange (3)	0	*

John Mansfield (3)	0	*

All directors and executive officers as a group (8 persons)	3,836,000	15.32%

		Percent of
		Class
Name and Address		Beneficially
of Beneficial Owner (1)	Number of Shares Beneficially Held	Held (2)

5% Shareholders

TechnoConcepts Inc, a California corp. 3835-R East Thousand Oaks Blvd. Westlake Village, CA 91362	1,970,000	7.9%

*	Less than 1%

(1) Unless otherwise indicated, each beneficial owner has both sole voting and sole investment power with respect to the shares beneficially owned by such person, entity or group. The number of shares shown as beneficially owned includes all options, warrants and convertible securities held by such person, entity or group that are exercisable or convertible within 60 days of April 1, 2005.

(2) The percentages of beneficial ownership as to each person, entity or group assume the exercise or conversion of all options, warrants and convertible securities held by such person, entity or group which are exercisable or convertible within 60 days, but not the exercise or conversion of options, warrants and convertible securities held by others shown in the table.

(3) Address is c/o TechnoConcepts, Inc., 6060 Sepulveda Blvd., Suite 202, Van Nuys, CA 91411.

Series A Preferred Stock

		Percent of
		Class
Name and Address		Beneficially
of Beneficial Owner (1)	Number of Shares Beneficially Held	Held (2)

Directors and Officers

Antonio E. Turgeon (3)	4,750	29.69%

All directors and executive officers as a group (8 persons)	4,750	29.69%

5% Shareholders

Fleet Financial 5429 New Castle Avenue, #103 Encino, CA 91316	4,750	29.69%

TechnoConcepts, Inc., a California corp. 3835 - R East Thousand Oaks Blvd. Westlake Village, CA 91362	4,000	25%

Tag, Inc. (3)	1,500	9.38%

(1) Unless otherwise indicated, each beneficial owner has both sole voting and sole investment power with respect to the shares beneficially owned by such person, entity or group. The number of shares shown as beneficially owned includes all options, warrants and convertible securities held by such person, entity or group that are exercisable or convertible within 60 days of April 1, 2005.

(2) The percentages of beneficial ownership as to each person, entity or group assume the exercise or conversion of all options, warrants and convertible securities held by such person, entity or group which are exercisable or convertible within 60 days, but not the exercise or conversion of options, warrants and convertible securities held by others shown in the table.

(3) Address is c/o TechnoConcepts, Inc., 6060 Sepulveda Blvd., Suite 202, Van Nuys, CA 91411.

Series B Preferred Stock

		Percent of
		Class
Name and Address		Beneficially
of Beneficial Owner (1)	Number of Shares Beneficially Held	Held (2)

Directors and Officers

All directors and executive officers as a group (8 persons)	0	0%

5% Shareholders

Triumph Research Partners, LLC 48 South Service Road Melville, NY 11747	800	100%

(1) Unless otherwise indicated, each beneficial owner has both sole voting and sole investment power with respect to the shares beneficially owned by such person, entity or group. The number of shares shown as beneficially owned includes all options, warrants and convertible securities held by such person, entity or group that are exercisable or convertible within 60 days of April 1, 2005.

(2) The percentages of beneficial ownership as to each person, entity or group assume the exercise or conversion of all options, warrants and convertible securities held by such person, entity or group which are exercisable or convertible within 60 days, but not the exercise or conversion of options, warrants and convertible securities held by others shown in the table.

Changes in Control

     We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of TechnoConcepts.

DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 50,000,000 shares of common stock without par value, and 10,000,000 shares of preferred stock, 16,000 shares of which have been designated Series A Preferred Stock with a par value of $1,000 per share and 800 shares of which have been designated Series B Preferred Stock with a par value of $2,500 per share. As of April 1, 2005, there were 25,651,150 shares of our common stock issued and outstanding, 8,000 shares of our Series A Preferred Stock issued and outstanding and 800 shares of our Series B Preferred Stock issued and outstanding. Shares of our common stock are currently traded publicly on the OTC Bulletin Board. Only shares of common stock are being registered for resale pursuant to this registration statement.

     Common Stock

     Each common stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

     Each common stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities and payments of liquidation preference amounts to holders of our preferred stock. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

     Common stockholders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

     Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For the foreseeable future, our common stock will most likely continue to be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.

     The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

Preferred Stock

     The preferences, limitations and relative rights with respect to our Series A Preferred Stock and Series B Preferred Stock are summarized below. The preferences, limitations and relative rights of the Series A Preferred Stock and Series B Preferred Stock are contained in their entirety in our Restated Certificate of Incorporation which is an exhibit to this registration statement.

Series A Preferred Stock

     Designation and Amount; Rank. 16,000 shares have been designated as “Series A Preferred Stock”. The shares of Series A Preferred Stock are divided into Series A1 and Series A2. Shares of Series A Preferred Stock have no par value per share and rank senior to common stock and shares of Series B Preferred Stock.

     Dividends. Shares of Series A1 Preferred Stock do not bear dividends. Shares of Series A2 Preferred Stock bear dividends, payable quarterly at the rate of five per cent per annum or $50.00 per share. Such dividends are payable in cash or common stock, as the Board of Directors shall determine.

     Conversion. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time after January 31, 2006, into a number of shares of common stock determined by dividing the aggregate par value of the shares to be converted by the Conversion Price, which shall be an amount equal to the lesser of (i) 100% of the average of the closing bid prices for our common stock occurring during the five trading days immediately prior to the date of conversion, and (ii) $.50 per conversion share. The number of shares of our common stock to be issued upon conversion is subject to anti-dilution protection in the event of certain dilutive issuances. Notwithstanding the foregoing, shares of Series A1 Preferred Stock can only be converted upon the satisfaction of a number of conditions precedent, including that we have gross revenues in any fiscal year of at least $75,000,000 as disclosed in a period filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The shares of Series A Preferred Stock are also subject to mandatory conversion upon the occurrence of certain events.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock or Series B Preferred Stock by reason of their ownership thereof, an amount per share equal to the sum of $1,000 for each outstanding share of Series A Preferred Stock plus accrued and unpaid dividends (as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations).

     Voting Rights. The holders of the Series A Preferred Stock have the right to vote on an as-converted basis with the common stock on all matters submitted to a vote of stockholders.

     Mandatory Redemption. The shares of Series A Preferred Stock are redeemable, at the option of the holders, for the greater of (x) 125% of the par value of such shares, plus all accrued and unpaid dividends and (y) an amount determined by dividing (A) the sum of the par value of such shares, plus all accrued and unpaid dividends by (B) the conversion price in effect on the date upon which a mandatory redemption is triggered and multiplying the resulting amount by the average closing bid price for shares of our common stock for the five trading days immediately preceding the mandatory redemption date, if we (i) fail to issue shares of common stock to a holder upon conversion of any preferred shares, and such failure continues for ten (10) business days; (ii) breach, in a material respect, any material term or condition of our Restated Certificate of Incorporation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and such breach continues for a period of five (5) business days after written notice thereof to us; or (iii) any material representation or warranty made by us in any agreement, document, certificate or other instrument delivered to the holder of Series A Preferred Stock prior to the date of issuance is inaccurate or misleading in any material respect as of the date such representation or warranty was made due to voluntary action undertaken by us or a failure by us to take action.

Series B Preferred Stock

     Designation and Amount; Rank. 800 shares have been designated as “Series B Preferred Stock”. Shares of Series B Preferred Stock have no par value per share and rank senior to common stock but junior to shares of Series A Preferred Stock.

     Dividends. Shares of Series B Preferred Stock will bear dividends, payable quarterly at the rate of ten per cent per annum or $250.00 per share. Such dividends shall be payable in cash or common stock, as the Board of Directors shall determine.

     Conversion. Each share of Series B Preferred Stock is convertible, at the option of the holder thereof, at any time into 1,000 shares of our common stock, subject to certain anti-dilution adjustments. The shares of Series B Preferred Stock are automatically converted into shares of our common stock on the third anniversary of the issuance date unless the shares of our common stock are not quoted on the Nasdaq National or Small Cap markets.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership thereof, but after payment in full of any liquidation preference amounts payable to the holders of Series A Preferred Stock, an amount per share equal to the sum of $2,500 for each outstanding share of Series B Preferred Stock plus accrued and unpaid dividends (as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations).

     Voting Rights. The holders of the Series B Preferred Stock have the right to vote on an as-converted basis with the common stock on all matters submitted to a vote of stockholders.

     Mandatory Redemption. The shares of Series B Preferred Stock are redeemable, at the option of the holders, for 125% of the par value, plus all accrued and unpaid dividends, if we (i) fail to issue shares of common stock to a holder upon conversion of any preferred shares, and such failure continues for ten (10) business days; (ii) breach, in a material respect, any material term or condition of our Restated Certificate of Incorporation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated by the preferred stock securities purchase agreement pursuant to which the shares of Series B Preferred Stock were originally issued and such breach continues for a period of five (5) business days after written notice thereof to us; or (iii) any material representation or warranty made by us in any agreement, document, certificate or other instrument delivered to the institutional investor purchasing the Series B Preferred Stock prior to the date of issuance is inaccurate or misleading in any material respect as of the date such representation or warranty was made due to voluntary action undertaken by us or a failure by us to take action.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Our Audit Committee approved the termination of our client-auditor relationship with Cordovano and Honeck, P.C. (“Cordovano”) effective as of August 27, 2004.

     Cordovano’s audit reports as of September 30, 2003 and 2002 and for the two years then ended on the Company’s (which was then known as Technology Consulting Partners, Inc.) consolidated financial statements, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. It did contain the following statement regarding the Company’s ability to continue as a going concern:

     “The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses since inception, which raises a substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

     During the two most recent fiscal years ended September 30, 2003 and 2002 and in the subsequent interim periods through the date of dismissal on August 27, 2004 there were no disagreements with Cordovano on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Cordovano would have caused Cordovano to make reference to the matter in their report.

     We have provided a copy of the foregoing disclosure to Cordovano and have requested that Cordovano furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing disclosure and, if not, stating the respects in which it does not agree. We intend to file this letter with the Securities and Exchange Commission within two business days of its receipt by us.

     On December 17, 2004, we appointed Seligson & Giannattasio, LLP, North White Plains, New York, as our principal independent accountants.

     Prior to their engagement, we had not previously consulted with Seligson & Giannattasio, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions) between the us and Cordovano, our previous principal independent accountant, as there were no such disagreements, or any other reportable event (as defined in Item 304(a)(1)(iv)(B) of Regulation S-B) during the two year period ended September 30, 2003, and any later interim period up to and including the date the relationship with Cordovano ceased. We have not received any written report nor any oral advice concluding that there was an important factor to be considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue.

LEGAL MATTERS

     The validity of the shares of common stock offered by the selling security holders is being passed upon by Brown Rudnick Berlack Israels LLP.

INTEREST OF NAMED EXPERTS AND COUNSEL

     Brown Rudnick Berlack Israels LLP holds 25,000 shares of our common stock. No other expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

     The audited financial statements included in this prospectus for the year ended September 30, 2004 have been so included in reliance on the report of Seligson & Giannattasio, LLP, independent accounts, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

     Under our Restated Articles of Incorporation, we are permitted to, but not obligated to, indemnify any director, officer, employee, fiduciary, or agent of the Company to the full extent permitted by the Colorado Business Corporation Act as in effect at the time of the conduct by such person.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We are party to an agreement with an entity in which one of our Directors, Richard Hines, has a financial interest. The agreement calls for the entity to perform consulting services and strategic marketing to government and international agencies with general assistance in support of marketing the products of the Company. The agreement also calls for monthly fees of $10,000 and runs from August 1, 2004 until January 31, 2006.

DESCRIPTION OF BUSINESS

     We are in the business of designing, developing, and marketing wireless communications solutions. In addition to developing various hardware products designed to facilitate wireless communication, we have developed a patented technology designed to dramatically improve the way wireless signals are received and processed. This technology, which we call True Software Radio, enables direct device-to-device communication, even among otherwise incompatible wireless standards and formats (CDMA, TDMA, GSM), by incorporating a cost-effective transmitter/receiver/processor system on a computer chipset. True Software Radio enables the replacement of conventional analog circuitry with a combination of proprietary delta-sigma converters and software based digital signal processing which allows wireless signals like those from cell phones, radios or televisions to be processed and translated at the point of origin. We believe that this technology will be incorporated into next-generation multi-mode radios that can handle multiple frequency bands, process multiple transmission protocols, and be easily and cost-effectively reconfigured and upgraded. We believe that our True Software Radio technology will help enable:

• Cell phone users to enjoy seamless roaming anywhere in the world, with over-the-air software upgrades, service enhancements and multiple service provider connectivity;

• Base station operators to increase frequency spectrum utilization and to upgrade cost-effectively with only software revisions;

• Police, fire and other emergency agencies to communicate directly with each other regardless of their disparate radio systems; and

• Allied military forces to communicate directly with each other regardless of their disparate radio systems.

     We plan to design, develop and, using foundry partners, manufacture Application Specific Integrated Circuits (ASICs), chipsets and other electronic components based on our proprietary technology and to license these products to major telecommunications equipment suppliers for integration into their wireless communications products. As a development stage company, TechnoConcepts has not yet commercialized its proprietary technology, but we believe we are making good progress in doing so. We are in the process of developing relationships with a number of major wireless communications companies, in order to incorporate our proprietary technology across a broad spectrum of consumer, industrial, and military applications.

History and Development of the Company

     Technology Consulting Partners, Inc. (“TCP”) was incorporated in September 2001, as a Colorado corporation with the intention of providing high technology consulting services to its clients. In June 2002, TCP received its first consulting job which involved placing two consultants with Siemens Business Technologies, however, through September 30, 2003, most of TCP’s efforts were devoted to organizing the corporation and raising approximately $120,000 in a private offering. TCP filed a registration statement on Form SB-2 which was declared effective by the Securities and Exchange Commission on January 9, 2003.

     TechnoConcepts Inc. (“TCI”) was incorporated on April 22, 2003, as a Nevada Corporation with the intention of designing, developing, and marketing wireless communications solutions. On May 26, 2003, TCI purchased the intellectual property assets (the “Asset Purchase Transaction”) comprising the True Software Radio technology (the “Technology”) from TechnoConcepts, Inc., a California corporation (“TCI California”) in exchange for 8,000 shares of TCI Series A Convertible Preferred Stock and 3,933,320 shares of TCI common stock. TCI California, which was privately funded, developed the Technology while completing a series of research projects in the mid-1990s, including a Department of Energy Small Business Innovative Research (SBIR) project. Included in the transferred Technology was TCI California’s initial patent application for its Direct Conversion Delta-Sigma Receiver which TCI California filed on February 2, 1999. The original technical team that developed the Technology continues to work for the Company.

     On December 15, 2003, TCP entered into an Agreement and Plan of Merger with TCI, whereby TCP acquired all of the issued and outstanding shares of capital stock of TCI in exchange for shares of TCP representing a controlling interest in TCP (the “Exchange”). The Exchange was completed on February 17, 2004. Unless the context indicates otherwise the terms the “Company,” “TechnoConcepts” and “we” refer to TCI prior to the Exchange and the combined companies thereafter.

     In April 2004, we entered into a Memorandum of Understanding with Taiwan-based, Wistron NeWeb Corporation, a major manufacturer and designer of mobile wireless communications products. Under this agreement, the parties will collaborate in developing commercial product applications for the Company’s True Software Radio technology in mobile consumer products. Wistron NeWeb, an Acer company, delivers wireless communication systems to many of the world’s recognized leaders in wireless technology. The agreement provides for TechnoConcepts’ True Software Radio technology to be incorporated into Wistron NeWeb’s next generation wireless products to deliver advanced capabilities for commercial applications for the PCS/GPRS mobile handset marketplace.

     In April 2004, we entered into a Technology Application Agreement with Zinwell Corporation, a leading designer and manufacturer of transmission products and digital set-top boxes used in satellite, communications, and CATV/MATV fields as well as a solution provider for system integration in 3C and IA applications. The agreement provides for the incorporation of our True Software Radio technology into Zinwell’s next generation wireless products, to deliver advanced capabilities for commercial applications for the CATV/MATV and Wireless Gateway applications.

     On April 15, 2004, we amended our Articles of Incorporation to change our name from Technology Consulting Partners, Inc. to TechnoConcepts, Inc.

     In June 2004, we were granted Patent No. 6,748,025, allowing 19 different claims for the conversion of RF signals directly into high-speed digital data (R/D) streams, which are then sorted and demodulated with digital signal processing. This patent is the first of a series of applications we intend to file that form the basis for our True Software Radio technology. On November 4, 2004, we filed a continuation application with new claims to Patent No. 6,748,025. This continuation, if approved, will broaden the scope of our current patent protection.

     In July 2004, we signed a Joint Technology Agreement with a major Taiwan-based base station developer to jointly design, develop and market next-generation products that can deliver advanced capabilities for the third-generation (3G) wireless infrastructure marketplace and that incorporate our True Software Radio technology.

     In November 2004, we completed a private placement of our 7% secured convertible debentures, shares of preferred stock and warrants with several institutional investors. Net proceeds to the Company from these transactions were approximately $5,775,000. See “Recent Sales of Unregistered Securities” in Part II of the registration statement of which this prospectus forms a part.

     In February 2005, we entered into our first commercial license agreement for our True Software Radio technology. The agreement is with China Electronics Shanghai Corporation, a division of China Electronics Corporation (CEC), a $5 billion conglomerate under the direct supervision of the central government of China, with 16 wholly-funded subsidiaries, 30 share-holding companies, two overseas operations and six publicly listed companies. The license agreement is subject to approval of the United States Department of Export License Control and to regulations of the P.R.C. Government, whose approvals are anticipated to be received. Under the terms of the license agreement, if CEC incorporates our True Software Radio technology in its next generation products, we will receive a technology access fee as well as a future royalty stream based on the sale of such products. If the required governmental approvals are obtained, we expect to realize revenue from the license agreement in 2005, with more significant revenue anticipated beginning in 2006.

Wireless Communications Market

     Mobile phones, personal digital assistants (PDAs), Bluetooth and WiFi-enabled laptop and handheld computers, and other types of wireless communications devices continue to proliferate. According to EMC World Cellular analysts’ September 2004 forecasts, there will be an estimated 2.45 billion mobile telecommunications subscribers worldwide by 2009. EMC, a member of the Informa Group, is an authoritative wireless industry source for operational data research and analysis, providing market intelligence on the wireless industry since 1984. Their analysts anticipate that the two largest markets will be China and the US, where we have been establishing many strategic relationships.

     In its annual industry report, released in December 2004, the UN’s International Telecommunications Union (ITU) stated that mobile phones would generate more money than traditional fixed-line services for the first time (in 2004), because of growing demand in developing countries such as China, India and Russia. The report noted that by the middle of 2004 there were already 1.5 billion mobile phone subscribers compared with 1.2 billion fixed-line customers around the world.

     Growth in the market for wireless communications services has traditionally been fueled by demand for voice communications, but demand for access to the Internet has caused wireless service providers to increase focus on providing wireless data services through mobile phones and other wireless devices. In addition to wireless access to the Internet, such services include multimedia entertainment and position location services. In May 2004, iGillott Research, a market strategy consulting firm which concentrates on the wireless and mobile communications industry, estimated that in 2007 over 450 million wireless subscribers will use the Internet via cellular handsets.

     Nonetheless, the wireless communications industry is in a state of technological disarray with competing protocols, frequencies, data rate standards and other incompatible transceiver technologies. Individual countries have usually adopted wireless standards based on economic criteria and the technology preference of the telecommunication service providers operating in those countries, rather than a universal standard. Service providers often build their own network of base stations in overlaying areas with multiple incompatible networks, including both first and second- generation technology. As demand increases appreciably for wireless networks that carry data and voice traffic at faster speeds, a variety of companies and alliances have already proposed several more competing third generation (3G) wireless standards to the International Telecommunication Union (ITU).

     While these incompatible communication protocols and mismatched standards continue to proliferate, the demand for full interoperability (universal communication) has become critical, not only for the roaming business traveler but particularly for public safety and homeland security. Software radios can reconfigure themselves automatically to recognize and communicate regardless of competing wireless standards — resulting not only in greater convenience and efficiency for the users, but also in improved overall system performance, including significantly increased data speeds and spectrum bandwidth.

Products

     Software Radio is a wireless communications device that uses software instead of hardware to perform signal processing, giving it the ability to support any and all wireless standards simultaneously. We have used our proprietary knowledge to produce low-cost, industry-unique, frequency-agile, True Software Radio ASIC transceiver (transmitter/receiver) technology that replaces conventional analog circuitry, combining its proprietary delta-sigma converters with software based digital signal processing. In short, we have created a chip that houses software that enables information (audio, video or data) signals to be extracted directly from the carrier with no intervening circuits. Just as large mainframe computers evolved to small hand-held PDAs, we have taken a proven technology and refined it to the point where it will function directly on the antennae of either the sending or receiving wireless device – and process the signals at that point.

     True Software Radio consists of software embedded on a proprietary semiconductor chip that “grabs” the radio frequency signal at the antenna and immediately translates it from analog to digital and from one type of transmission (protocol) to another – without the need for a physical middle digital signal processing device. Wireless communication devices equipped with our True Software Radio Technology can receive, translate and understand communications from radio frequencies broadcast in disparate formats.

     Our data indicates that a single True Software Radio module can handle as much as five times more voice traffic than current hardware. Additionally it can handle the value-added high-speed data and video traffic linked to the wireless Internet without requiring any supplementary hardware or software. True Software Radio can handle any protocols in the licensed and unlicensed frequency range. The current version of the technology will operate from one MHz to 5.6 GHz. In addition, True Software Radio technology provides the additional capability for directly capturing global positioning (GPS) signals and processing navigation information as well. True Software Radio technology can be applied to a wide range of markets since this technology can be used in any device that uses radio frequency (RF) signals.

Benefits of True Software Radio Technology

     We anticipate that adopting True Software Technology will enable:

• Standard architecture for a wide range of communications products;

• Non-restrictive wireless roaming by extending the capabilities of current and emerging commercial air-interface standards;

• Uniform communication across commercial, civil, federal and military organizations;

• Significant life-cycle cost reductions based on the design criteria;

• Capacity in excess of five times more voice traffic than existing hardware;

• Over the air downloads of new features and services as well as software patches;

• Advanced networking capabilities to allow truly “portable” networks;

• Reduced component (hardware and software) costs across multiple product lines; and

• Staff reductions (Product Development, Operations, Production, Maintenance and other areas).

     We believe that manufacturers incorporating the True Software Radio technology into their products will realize considerable savings in the following areas:

     Component Costs — having a single multifunctional component from TechnoConcepts that addresses all of their products will replace the need for numerous single function components and will reduce costs by reducing the volume of components to be purchased;

     The Development of a Reusable Technology Base — software (firmware) which can be shared across product lines can result in lowered development costs and a quicker time to market when introducing a new product;

• Staff Reductions — the leveraging of personnel familiar with TechnoConcepts’ technology across multiple product lines can replace teams of technical people for each product line. Areas where staff reductions might occur may include:

•	Engineering: Design, Development, Layout, Debug, Systems Test &Verification;

•	Production: Logistics, Purchasing, Manufacturing, Receiving, Incoming Inspection, and Quality Control; and

•	Post Sales Support: Maintenance and Technical Support.

Comparison with Conventional Transceiver Technology

     Conventional analog architecture typically uses a “double conversion” scheme, which first converts the incoming radio signal to an intermediate frequency (IF) and then proceeds to extract the desired information from the IF signal. Conventional architecture utilizes multiple analog interfaces and thus can be prone to severe crosstalk. Furthermore, because waveform decoding is generally done in the analog domain using conventional receivers, this process restricts the system to only one type of signal.

     In contrast, by digitizing the wireless signal functionally at the antenna, without the need for a down-converter and other intermediate processing, True Software Radio, with a single analog interface, eliminates conventional analog crosstalk. The architecture can be programmed to process any type of signal or multiple types of signals.

• Conventional analog receivers typically use a double-conversion design. The architecture requires multiple external analog components, contains many analog interfaces, and can only decode one type of waveform.

• A True Software Radio implementation based on our very high speed analog-to-digital (A/D) converter has a single analog interface and can be programmed to process any type of waveform.

     Our True Software Radio receiver has been demonstrated with our proprietary gallenium arsenide (GaAs) semiconductor chip, a very high speed (multi-GHz clock rates) delta-sigma converter that digitizes signals by modulating the analog input (radio signal) into a high-speed one-bit digital data stream. The data stream is then processed, using logic circuits within the semiconductor, to produce a high resolution word stream at a slower data rate, thus eliminating the need for conventional down-converters and their external analog components. The converter is a closed-loop system in which the order of the loop and the input bandwidth may be manipulated for the desired resolution: a more focused bandwidth results in higher resolution.

     Portions of the underlying technology were originally developed under the Small Business Innovation Research (SBIR) Program sponsored by the U.S. Department of Energy. TechnoConcepts then took the development further by inventing a semiconductor architecture that simultaneously extracts the information signal from an incoming radio transmission and digitizes it with extremely high resolution. This architecture is capable of achieving dynamic ranges of up to 110 dB, enabling the processing of weak signals even in the presence of strong interference.

     All component production will be performed with foundry partners. We intend to fabricate our SiGe components with Jazz Semiconductor and our CMOS components with TSMC.

Marketing and Distribution

     Our strategy is to become a leading provider of wireless communication technology by offering True Software Radio ASICs and chipsets to major telecommunications equipment and component suppliers for integration into their wireless communications products.

     To date, we have entered into three preliminary agreements with potential strategic partners for the joint development of True Software Radio components. None of these three preliminary agreements assure the Company that we will realize any revenue from the sale or license of its products or technology.

     We intend to seek to establish strategic relationships with both component manufacturers and “total solution” providers. We believe that incorporation of our True Software Radio technology will enable our industry partners to provide less expensive service along with seamless roaming and global interoperability, thereby enabling new and enhanced services and applications such as mobile e-commerce, position location, mobile multimedia web browsing, including music and video downloads, public safety and homeland security. Elements of our strategy include:

Selling to the Portable Device Market

     We anticipate opportunities in the portable device market (defined here as the aggregation of handsets, PDAs, and other niche wireless access devices), which include:

• Sales of True Software Radio “engines” (essentially very small wireless “motherboards”) to portable device manufacturers, such as PalmOne, Sony, Sharp and Toshiba;

• Non-recurring engineering fees for integration services to large manufacturers such as Raytheon, Lockheed-Martin, BAE Systems, and Northrop that want to adopt True Software Radio technology into their products and license fees based upon units sold under their own brand names (embedded products); and

• OEM licensing agreements for physical/data link layer software to handset manufacturers, such as Samsung, Nokia, Motorola, and Ericcson.

     We have not entered into definitive agreements with any of the companies referred to above as of the date of this registration statement.

     Selling to the Base Station Market

     We believe that True Software Radio technology will contribute to the obsolescence of conventional wireless technology. The True Software Radio transceiver is capable of providing at least three times the capacity of a conventional unit, making the per-channel cost equal to roughly one-third. We anticipate revenue generation from the base station market primarily from four sources:

•     Base station transceiver hardware sales to companies such as Lucent, Nortel and MTI;

•     Licensing of base station software for physical and data link layer processing to infrastructure makers such as Siemens and Alcatel; and

•     Strategic partnerships for international deployment of base station systems with companies such as China Mobile, China Unicom and SK Telcom.

•     Non-recurring engineering (NRE) fees for the development of custom interfaces to our physical/data link layer software to government agencies in China, Germany, and the United States, and to their contractors, such as Lockheed Martin, General Dynamics, Raytheon, and Rockwell Collins.

     We have not entered into definitive agreements with any of the companies referred to above as of the date of this registration statement.

     Military Uses

     The U.S. military also has radio interoperability problems (as reported in the Marine Corps Gazette, January 2003, RF Design, May 1, 2003, Army Communicator, Summer 2003, and many other sources) in that one branch of the service often cannot communicate with another branch because of different radio systems. During joint country operations, it is not unusual for one country’s radio system to be incompatible with the radio systems of other countries. Our True Software Radio technology can provide seamless communications across all bands, including satellite communications. We are pursuing direct military sales and strategic partnerships (none of which have been consummated as of the date of this registration statement) with major defense contractors such as Lockheed-Martin, General Dynamics, TRW, BAE Systems, Northrop Grumman, Rockwell Collins, Boeing, and others.

     Public Safety

     Local, state and federal agencies, which respond to public safety situations, also have radios and other communication devices that cannot currently communicate with each other. This prevents agencies which are all trying to help deal with the same emergency, from talking to each other or sharing database information. Using our True Software Radio technology can provide a flexible and rapid solution so that a variety of emergency workers can communicate directly with each other – firemen can communicate with policemen and FEMA personnel can coordinate with the National Guardsmen – a vitally important need in our post-9/11 world. Additionally, our True Software Radio technology can be used to enable radio or telephone handsets to be switched from cellular to satellite communications in the event of a blackout disabling cellular base station operations. This capability would have been welcomed during the power blackout that affected the northeastern part of North America in 2003. We are actively seeking strategic partnerships with contractors that are involved in providing interoperability wireless communication for State and Federal public safety and emergency agencies and for the Department of Homeland Security.

     Accelerating Growth through Partnering and Acquisition

     Since the highly competitive wireless communication technology marketplace is changing rapidly, we wish to broaden and build depth in our planned product/service lines as quickly as possible. We also recognize the need to achieve critical mass with a global presence in order to establish a leadership position in the market. To that end, our strategic initiatives include:

•     Preemptively developing partnerships and relationships with processor companies, and wireless communication service providers, emphasizing multiple protocol capabilities and supporting multi-vendor purchase strategies by service providers;

•     Preemptively developing strategic partnerships with one or more major digital signal processor suppliers;

•     Developing and maintaining an integrated development team with system, hardware, and software/firmware expertise;

•     Preemptively developing partnerships and relationships with RF semiconductor service providers and distributing high volume components on an OEM (remarked) basis through one or more of these firms;

•     Licensing older designs while continuing to develop new hardware and software; and

•     Developing leading edge software and firmware.

     We also recognize that consummating strategic acquisitions can help expand our geographic presence, and obtain specialized management and technical talent. To this end, we will consider acquiring companies that will help enable us to accelerate growth, accelerate technical development and commercialization of True Software Radio, add complementary product and service lines, diversify the Company into new markets, expand our geographic presence, acquire capable management, gain new technical capabilities, and/or gain a larger share of the existing market.

     We will evaluate potential acquisitions based on the points identified in the previous paragraph taking into account the financial size, geographic influence, technical capabilities, management experience, current capital situation and needs of a potential acquisition target. Further, we will seek to identify synergies between a potential target and our own capabilities, strategies and resources. We will carefully consider the following factors prior to making any acquisition:

     The culture of the potential target and its compatibility with our values and operating/management approach;

•     The target’s existing technology base – does it offer flexible technologies that will expand, not limit our opportunities;

•     The target’s customer base – how it can mesh with our client base; and

•     The target’s current financing arrangements.

     On February 25, 2005, we entered into an Agreement and Plan of Acquisition with Asanté Technologies, Inc. Pursuant to the Agreement and Plan of Acquisition, we will acquire all of the assets and business of Asanté and substantially all of its liabilities in exchange for 1,111,111 shares of our common stock, valued, for purposes of this transaction, at $4.50 per share for an aggregate value of $5 million. In addition, the Agreement and Plan of Acquisition includes a two year earn-out provision whereby we will issue additional shares of our common stock worth $3,000,000 if certain revenue goals are achieved. The Board of Directors of both companies has approved the transaction. The acquisition, which is subject to completion of customary consents, customary closing terms and conditions as well as shareholder and lien holder approval, is expected to close by the end of April 2005. Asanté, based in San Jose, CA, is a leading provider of networking solutions for the small-medium business market.

     The Company has no agreement or understanding to acquire any company other than Asanté as of the date of this registration statement.

Patents, Trademarks and Other Proprietary Rights

     We own Patent No. 5,563,598 issued in 1996. This patent includes nineteen claims underlying a differential comparator circuit for an analog-to-digital converter or other applications that include a plurality of differential comparators and a plurality of offset voltage generators. We intend to incorporate the differential comparator circuit technology in future True Software Radio multi-bit technology.

     We were awarded Patent No. Patent No. 6,748,025 in June 2004. This patent allowed nineteen different claims for the conversion of radio frequency (RF) signals directly into high-speed digital data (R/D) streams, which are then sorted and demodulated with digital signal processing. We have also filed a continuation application with nineteen new claims. The continuation to the existing patent will broaden the scope of our current patent protection.

     We recently filed a new patent application including twenty-three claims for protection of a multiple signal transmitter. While our current patent protects the receiver portion of the technology, the new filing seeks to protect our technology for converting digital data to RF, which will protect the transmission portion of the technology. We believe that this new filing, based upon a combination of innovative ideas and processes, has the potential to give the Company an extremely broad basis of protection for its direct conversion transceiver technology.

     We have also begun the process of obtaining patent protection in China, Hong Kong, Taiwan, and Korea under the international Patent Cooperation Treaty (PCT).

     We currently have additional applications in process and we anticipate future patent filings, which will seek to establish a full family of patents, comprising the basis for our overall True Software Radio technology.

     In addition to patent protection, we rely on the laws of trade secrets and of unfair competition to protect our proprietary rights. We attempt to protect our trade secrets and other proprietary information through confidentiality agreements with potential strategic partners, customers and suppliers. We also require proprietary information and/or inventors’ assignment and non-disclosure agreements from all of our employees and consultants. We have implemented other security measures, as well. Although we intend to protect our rights vigorously, there can be no assurance that all these measures will be successful.

     We believe that, because of the rapid pace of technological change in the wireless communications industry, patent and trade secret protections are extremely important – but they must also be supported by other dynamics such as expanding the knowledge, ability and experience of our personnel, new product introductions and continual product enhancements.

Research and Development and Product Testing

     Research and Development Activities

     Since its inception in April 2003, our engineers have spent approximately 7,600 man hours on research and development activities relating to our technology and products.

     In April 2004, we entered into a Memorandum of Understanding with Taiwan-based, Wistron NeWeb Corporation, a major manufacturer and designer of mobile wireless communications products. Under this agreement, the parties will collaborate in developing commercial product applications for our True Software Radio technology in mobile consumer products. Wistron NeWeb, an Acer company, delivers wireless communication systems to many of the world’s recognized leaders in wireless technology. Our True Software Radio technology will be incorporated into Wistron NeWeb’s next generation wireless products to deliver advanced capabilities for commercial applications for the PCS/GPRS mobile handset marketplace.

     In April 2004. we entered into a Technology Application Agreement with Zinwell Corporation, a leading designer and manufacturer of transmission products and digital set-top boxes used in satellite, communications, and CATV/MATV fields as well as a solution provider for system integration in 3C and IA applications. The agreement provides for the incorporation of our True Software Radio technology into Zinwell’s next generation wireless products, to deliver advanced capabilities for commercial applications for the CATV/MATV and Wireless Gateway applications.

     In July 2004, we signed a Joint Technology Agreement with a major Taiwan-based base station developer to jointly design, develop and market next-generation products that can deliver advanced capabilities for the third-generation (3G) wireless infrastructure marketplace and that incorporate our True Software Radio technology.

     In November 2004, we announced we had signed confidentiality agreements with three companies in the Peoples Republic of China interested in adopting our proprietary True Software Radio technology for advanced communications product applications.

     In February 2005, we entered into our first commercial license agreement for its True Software Radio technology. The agreement is with China Electronics Shanghai Corporation, a division of China Electronics Corporation (CEC), a $5 billion conglomerate under the direct supervision of the central government of China, with 16 wholly-funded subsidiaries, 30 share-holding companies, two overseas operations and six publicly listed companies. The license agreement is subject to approval of the United States Department of Export License Control and to regulations of the P.R.C. Government, whose approvals are anticipated to be received. Under the terms of the license agreement, if CEC incorporates our True Software Radio technology in its next generation products, we will receive a technology access fee as well as a future royalty stream based on the sale of such products. If the required governmental approvals are obtained, we expect to realize revenue from the license agreement in 2005, with more significant revenue anticipated beginning in 2006.

     As a result of our efforts in China, the Company’s technology is currently under consideration by several other Chinese organizations for use in both government and commercial applications. The applications under consideration involve base station equipment, set-top box and proprietary RF applications.

     Product Testing

     In conjunction with our ongoing technical and market research and development efforts, we have conducted extensive product testing. Our staff also calls upon companies in a variety of industries for the purpose of gathering empirical data for independent testing, research and development.

Competition

     The wireless communications industry is characterized by extreme competition. The industry consists of major domestic and international companies, many of which have financial, technical, marketing, sales, manufacturing, distribution and other resources substantially greater than those currently of the Company.

     We believe that the intensity of existing competition may actually work to our advantage in that the ability of our True Software Radio technology to transmit and receive multiple signals with a single chip or chipset may shatter the barriers within the wireless communications community, providing far reaching efficient and effective cost reductions and changes in the expansion and utilization of existing bandwidth. We believe that the unique features of True Software Radio systems in solving compatibility problems among communication systems with incompatible standards and operating frequencies, will give a decisive competitive advantage to those companies that adopt the technology. Because True Software Radio systems reconfigure themselves automatically to communicate with competing wireless standards (CDMA, GSM, TDMA, and countless others), adopters would benefit from improved system performance, less expensive service, and seamless interoperability and roaming. We also believe that True Software Radio has the potential to save billions of dollars when transitioning to new standards, dramatically reducing what it would conventionally cost for the worldwide transition from the GSM to WCDMA standard.

     Software Defined Radio (SDR) is a potentially competing technology, where software running on standard hardware platforms performs signal processing and other radio functions. Advocates assert that SDR will provide reconfigurable system architectures for wireless networks. Similar to True Software Radio, SDR may provide a more efficient and comparatively less expensive solution than conventional radios for the problem of building multi-mode, multi-band, multifunctional wireless devices that can be adapted, updated, or enhanced by using software upgrades. However, SDR requires a “double conversion” scheme, which first converts the incoming signal to an intermediate frequency (IF) and then proceeds to extract the information from the IF signal. This “downconversion” architecture utilizes multiple analog interfaces and thus can be prone to severe crosstalk. Furthermore, since the waveform decoding is generally done in the analog domain, the receiver can only process one type of signal. In contrast, True Software Radio utilizes a single analog interface, at the antenna, eliminating the need for downconversion and the additional signal processing. The architecture requires few external analog components and can be programmed to process any type of signal or multiple types of signals. Therefore, we believe that our True Software Radio technology will provide more efficient and less expensive products than can SDR.

     The True Software Radio patent protected design provides digital direct down conversion frequency from RF to its baseband equivalent without using external analog components. It is this unique feature that differentiates our technology from our competitors’ products. This capability provides very flexible operation as well as inexpensive production. Combined with the necessary software, it provides the ability to implement true reconfigurable software radio technology by providing both frequency and standard independence for any communication device or component which incorporates our True Software Radio technology. Due to the architecture of our True Software Radio design, the technology is capable of being fabricated in low-power CMOS (Complementary Metal-Oxide Semiconductor) process technology, another industry first.

     There are several companies that have successfully developed front-end transceiver modules based upon integrating several analog circuits into a single integrated component. There are even those that have created integrated circuits that can work is multiple networks. The limitation of these solutions is that they are still restricted to predefined frequency bands and standards, and if either of those change a new component has to be designed and installed, thus increasing the product and maintenance cost. This is similar in concept to designing a radio receiver that selects two, three or four stations out of the complete frequency band to listen to. Our solution allows the radio to be tuned to any frequency in the band. In addition, these components are manufactured in higher-power SiGe fabrication process which impacts battery life in hand-held applications.

     We plan to compete on the basis of product features, quality, reliability, price, and dedicated customer support. We believe that our technology provides a significant competitive advantage with respect to each of these factors.

Employees

     As of April 1, 2005, we had twelve full-time employees. We intend to recruit and hire qualified additional personnel as needed to execute our strategy. None of our current employees are represented by labor unions or are subject to collective bargaining agreements. We believe that our relationship with our employees is excellent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto incorporated by reference into this registration statement. Except for the historical information contained herein, this discussion contains certain forward looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this registration statement should be read as being applicable to all related forward statements wherever they appear in this registration statement. Our actual results could differ materially from those discussed here.

History and Development of the Company

     We are in the business of designing, developing, and marketing wireless communications solutions. We have not earned any revenues to date. In addition to developing various hardware products designed to facilitate wireless communication, we have developed a patented technology designed to dramatically improve the way wireless signals are transmitted, received and processed. Our True Software Radio technology enables direct device-to-device communication, even among otherwise incompatible wireless standards and formats (CDMA, TDMA, GSM), by incorporating a cost-effective transmitter/receiver/processor system on a computer chipset. True Software Radio enables the replacement of conventional analog circuitry with a combination of proprietary delta-sigma converters and software based digital signal processing which allows wireless signals like those from cell phones, radios or television to be processed and translated at the point of origin. We believe that this technology will be incorporated into next-generation multi-mode radios that can handle multiple frequency bands, process multiple transmission protocols, and be easily and cost-effectively reconfigured and upgraded.

     We plan to design, develop and, using foundry partners, manufacture Application Specific Integrated Circuits (ASICs), chipsets and other electronic components based on our proprietary technology and to license these products to major telecommunications equipment suppliers for integration into their wireless communications products. As a development stage company, we have not yet commercialized our proprietary technology, but we believe we are making good progress in doing so. We are in the process of developing relationships with a number of major wireless communications companies, in order to incorporate our proprietary technology across a broad spectrum of consumer, industrial, and military applications.

Plan of Operations

     We have not earned any revenues to date. Our strategy is to become a leading provider of wireless communication technology by offering True Software Radio ASICs and chipsets to major telecommunications equipment and component suppliers for integration into their wireless communications products.

     To date the we have entered into three preliminary agreements with potential strategic partners for the joint development of True Software Radio handset components. None of the preliminary agreements assure the Company that it will realize any revenue from the sale or license of its products or technology.

     We intend to seek to establish strategic relationships with both component manufacturers and “total solution” providers. We believe that incorporation of our True Software Radio technology will enable our industry partners to provide less expensive service along with seamless roaming and global interoperability, thereby enabling new and enhanced services and applications such as mobile e-commerce, position location, mobile multimedia web browsing, including music and video downloads, public safety and homeland security. Elements of our strategy include:

     Selling to the Portable Device Market

     We anticipate opportunities in the portable device market (defined here as the aggregation of handsets, PDAs, and other niche wireless access devices), which include:

•	Sales of True Software Radio “engines” (essentially very small wireless “motherboards”) to portable device manufacturers, such as PalmOne, Sony, Sharp and Toshiba;

•	Non-recurring engineering fees for integration services to large manufacturers such as Raytheon, Lockheed-Martin, BAE Systems, and Northrop that want to adopt True Software Radio technology into their products and license fees based upon units sold under their own brand names (embedded products); and

•	OEM licensing agreements for physical/data link layer software to handset manufacturers, such as Samsung, Nokia, Motorola, and Ericcson.

     We have not entered into definitive agreements with any of the companies referred to above as of the date of this registration statement.

     Selling to the Base Station Market

     We believe that True Software Radio technology will contribute to the obsolescence of conventional wireless technology. The True Software Radio transceiver is capable of providing at least three times the capacity of a conventional unit, making the per-channel cost equal to roughly one-third. We anticipate revenue generation from the base station market primarily from four sources:

•	Base station transceiver hardware sales to companies such as Lucent, Nortel and MTI;

•	Licensing of base station software for physical and data link layer processing to infrastructure makers such as Siemens and Alcatel; and

•	Strategic partnerships for international deployment of base station systems with companies such as China Mobile, China Unicom and SK Telcom.

•	Non-recurring engineering (NRE) fees for the development of custom interfaces to our physical/data link layer software to government agencies in China, Germany, and the United States, and to their contractors, such as Lockheed Martin, General Dynamics, Raytheon, and Rockwell Collins.

     We have not entered into definitive agreements with any of the companies referred to above as of the date of this registration statement.

     Military Uses

     The U.S. military also has radio interoperability problems (as reported in the Marine Corps Gazette, January 2003, RF Design, May 1, 2003, Army Communicator, Summer 2003, and many other sources) in that one branch of the service often cannot communicate with another branch because of different radio systems. During joint country operations, it is not unusual for one country’s radio system to be incompatible with the radio systems of other countries. Our True Software Radio technology can provide seamless communications across all bands, including satellite communications. We are pursuing direct military sales and strategic partnerships (none of which have been consummated as of the date of this report) with major defense contractors such as Lockheed-Martin, General Dynamics, TRW, BAE Systems, Northrop Grumman, Rockwell Collins, Boeing, and others.

     Public Safety

     Local, state and federal agencies, which respond to public safety situations, also have radios and other communication devices that cannot currently communicate with each other. This prevents agencies which are all trying to help deal with the same emergency, from talking to each other or sharing database information. Using our True Software Radio technology can provide a flexible and rapid solution so that a variety of emergency workers can communicate directly with each other – firemen can communicate with policemen and FEMA personnel can coordinate with the National Guardsmen – a vitally important need in our post-9/11 world. Additionally, our True Software Radio technology can be used to enable radio or telephone handsets to be switched from cellular to satellite communications in the event of a blackout disabling cellular base station operations. This capability would have been welcomed during the power blackout that affected the northeastern part of North America in 2003. We are actively seeking strategic partnerships with contractors that are involved in providing interoperability wireless communication for State and Federal public safety and emergency agencies and for the Department of Homeland Security.

     Accelerating Growth through Partnering and Acquisition

     Since the highly competitive wireless communication technology marketplace is changing rapidly, we wish to broaden and build depth in our planned product/service lines as quickly as possible. We also recognize the need to achieve critical mass with a global presence in order to establish a leadership position in the market. To that end, our strategic initiatives include:

•	Preemptively developing partnerships and relationships with processor companies, and wireless communication service providers, emphasizing multiple protocol capabilities and supporting multi-vendor purchase strategies by service providers;

•	Preemptively developing strategic partnerships with one or more major digital signal processor suppliers;

•	Developing and maintaining an integrated development team with system, hardware, and software/firmware expertise;

•	Preemptively developing partnerships and relationships with RF semiconductor service providers and distributing high volume components on an OEM (remarked) basis through one or more of these firms;

•	Licensing older designs while continuing to develop new hardware and software; and

•	Developing leading edge software and firmware.

     We also recognize that consummating strategic acquisitions can help expand our geographic presence, and obtain specialized management and technical talent. To this end, we will consider acquiring companies that will help enable us to accelerate growth, accelerate technical development and commercialization of True Software Radio, add complementary product and service lines, diversify the Company into new markets, expand our geographic presence, acquire capable management, gain new technical capabilities, and/or gain a larger share of the existing market.

     We will evaluate potential acquisitions based on the points identified in the previous paragraph taking into account the financial size, geographic influence, technical capabilities, management experience, current capital situation and needs of a potential acquisition target. Further, we will seek to identify synergies between a potential target and our own capabilities, strategies and resources. We will carefully consider the following factors prior to making any acquisition:

•	The culture of the potential target and its compatibility with our values and operating/management approach;

•	The target’s existing technology base – does it offer flexible technologies that will expand, not limit our opportunities;

•	The target’s customer base – how it can mesh with our client base; and

•	The target’s current financing arrangements.

     On February 25, 2005, we entered into an Agreement and Plan of Acquisition with Asanté Technologies, Inc. Pursuant to the Agreement and Plan of Acquisition, we will acquire all of the assets and business of Asanté and substantially all of its liabilities in exchange for 1,111,111 shares of our common stock, valued, for purposes of this transaction, at $4.50 per share for an aggregate value of $5 million. In addition, the Agreement and Plan of Acquisition includes a two year earn-out provision whereby we will issue additional shares of our common stock worth $3,000,000 if certain revenue goals are achieved. The Board of Directors of both companies has approved the transaction. The acquisition, which is subject to completion of customary consents, customary closing terms and conditions as well as shareholder and lien holder approval, is expected to close by the end of April 2005. Asanté, based in San Jose, CA, is a leading provider of networking solutions for the small-medium business market.

     We have no agreement or understanding to acquire any company other than Asanté as of the date of this registration statement.

     To date, the company has expended substantial amounts to upgrade its products through research and development and has received patents and is in the process of applying for additional patents for its products. We expect these expenditures for research and development to continue for the indefinite future as we improve and adapt our products.

     We currently have nine full time employees and we anticipate having to increase our staff substantially in the future in order to execute our strategy.

Liquidity and Capital Resources

     Since November 2003, we have financed our operations primarily through private sales of securities. In November and December 2003, we entered into various unsecured convertible note agreements with private investors for the receipt of an aggregate of $333,675. These notes carried an interest rate of between 8% and 11% per annum, with all interest and principal due in April 2004. All of the outstanding principal amount of these notes has been converted into 767,709 shares of our common stock.

     In January and February 2004, we entered into various unsecured convertible note agreements with private investors for the receipt of an aggregate of $905,000. These notes carried an interest rate of 10% per annum payable quarterly in cash or stock, with all interest and principal due on January 31, 2005. In November 2004, we entered into a convertible note agreement with a private investor for the receipt of $200,000. This note, along with those issued in January and February 2004 were converted into an aggregate of 694,571 shares of common stock.

     On November 17, 2004 we entered into a securities purchase agreement, a registration rights agreement, and a security agreement with certain institutional investors (the “Buyers”). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Buyers agreed to purchase, 7% secured convertible debentures in the aggregate principal amount of $3,775,000 and warrants exercisable for a total of 608,000 shares of the our common stock, one half of which are exercisable at $3.50 per share and one half of which are exercisable at

$4.00 per share. Net proceeds to the Company from this transaction were approximately $3,442,000, after the payment of commissions and expenses.

     Our 7% secured convertible debentures are due and payable on November 17, 2006 and are convertible into shares of common stock at $2.50 per share, subject to certain customary anti-dilution adjustments. Interest on the 7% secured convertible debentures is due quarterly on the last day of each calendar quarter and may, at our discretion, be paid in cash or shares of our common stock assuming certain conditions are satisfied (including, that the shares of common stock issuable upon conversion of the 7% secured convertible debentures have been registered for resale to the public with the Securities and Exchange Commission. In addition, we may require the conversion of the 7% secured convertible debentures into shares of our common stock if certain conditions are satisfied, including without limitation, that the average trading price of our common stock exceeds $7.00 per share for not less than 22 consecutive trading days. On the first day of each month commencing on December 1, 2005, we are required to redeem one-twelfth of the original principal amount of the 7% secured convertible debentures.

     We will be considered in default of our recently issued 7% secured convertible debentures if any of the following events, among others, occurs:

     we fail to pay any principal amount under a debenture when due;

     we fail to pay any interest amount under a debenture within three trading days of any notice sent to us by the holder of the debenture that we are in default of our obligation to pay the interest amount;

     we fail to comply with any of the other agreements contained in the debenture which failure is not cured, if possible to cure, within the earlier to occur of five trading days of any notice sent to us by the holder of the debenture that we are in default of our obligations and ten trading days after we become aware of or should have become aware of such failure;

     we breach any of our obligations under the related securities purchase agreement or the related registration rights agreement;

     any material representation or warranty made in a debenture or the related securities purchase agreement or the related registration rights agreement shall be untrue or incorrect in any material respect as of the date made;

     we or any of our subsidiaries become bankrupt or insolvent;

     we breach any of our obligations under any other debt or credit agreements involving an amount exceeding $150,000 and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

     our common stock ceases to be eligible for quotation on the principal market for our common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on the OTC Bulletin Board or another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within five trading days;

     we agree to sell or dispose of more than 33% of our assets in one or more transactions, or we agree to redeem or repurchase more than an insignificant number of shares of our outstanding common stock or any other equity securities of our company; or

     the registration statement registering the shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants issued in connection with the debentures is not declared effective the Securities and Exchange Commission prior to July 15, 2005;

     the effectiveness of the resale registration statement registering the shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants issued in connection with the debentures is suspended for more than 30 consecutive trading days or 60 non-consecutive trading days during any 12 moth period subject to certain exceptions;

     we fail to issue shares of our common stock to the holder within ten trading days of the conversion date specified in any conversion notice delivered in respect of a debenture by the holder.

     If an event of default occurs, the holder of a debenture can elect to require us to pay a mandatory prepayment amount equal to at least 130% of the outstanding principal amount, plus all other accrued and unpaid amounts under the debenture. Because our obligations under the debentures are secured pursuant to the terms of a separate security agreement with the holders of the debentures, the occurrence of an event of default permits the debenture holders to take possession of all of our assets, to operate our business and to exercise certain other rights provided in the security agreement.

     Some of the events of default include matters over which we may have some, little or no control. If a default occurs and we cannot pay the amounts payable under the debentures in cash (including any interest on such amounts and any applicable late fees under the debentures), the holders of the debentures may protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained in the debentures, in the related securities purchase agreement or in any document or instrument delivered in connection with or pursuant to the debentures, or to enforce the payment of the outstanding debentures or any other legal or equitable right or remedy. In addition, any repayment that we are required to make may leave us with little or no working capital in our business. This would have an adverse effect on our continuing operations.

     We entered into a securities purchase agreement also dated as of November 17, 2004, with an institutional investor, pursuant to which we sold, and the institutional investor purchased, 800 shares of Series B Preferred Stock of the Company and warrants exercisable for a total of 320,000 shares of our common stock in exchange for freely tradable securities with a market value of approximately $2,000,000.

     In December 2004, we entered into a lease agreement with a third party. The lease is for a three-year period commencing March 1, 2005. The lease obligates us to make monthly lease payments of $13,543 and provides for annual rent increases and other expense obligations of ours. Prior to March 1, 2005, we were occupying office space on a month-to-month bases for $1,204 per month.

     We anticipate incurring capital expenditures of approximately $750,000 during our current fiscal year.

     As of September 30, 2004, we had a working capital deficiency of $1,282,689, cumulative losses from operations of $2,039,663 and a negative cash flow from operations of $1,141,988. We expect our cash requirements will increase significantly throughout our current fiscal year, as we continue our research and development efforts, hire and expand our staff, expand our leased facilities, and attempt to execute on our business strategy through working capital growth and capital expenditures. The amount and timing of cash requirements will depend on market acceptance of our products and the resources we devote to researching and developing, marking, selling and supporting our products. We believe that our current cash and cash equivalents on hand, should be sufficient to fund our operations for at least the next 12 months. Thereafter, if current sources are not sufficient to meet our needs, we may seek additional equity or debt financing. In addition, any material acquisition of complementary businesses, products or technologies or material joint venture could require us to obtain additional equity or debt financing. There can be no assurance that such additional financing would be available on acceptable terms, if at all. If we raise additional funds through the issuance of equity securities the percentage ownership of our stockholders would be reduced. If we are unable to raise sufficient funds on acceptable terms we may not succeed in executing our strategy and achieving our business objective. In particular, we could be forced to limit our product development and marketing activities, forego attractive business opportunities and we may lose the ability to respond to competitive pressures.

DESCRIPTION OF PROPERTY

     Our executive offices are located in 7,410 square feet at 6060 Sepulveda Blvd., Suite 202 Van Nuys, California. These facilities house our executive offices as well as certain product development operations. This space is held pursuant to a three year lease which commenced on March 1, 2005 and provides for monthly rental payments of $13,543.

     We expect that our current facilities will be sufficient for the foreseeable future. To the extent that we require additional space in the near future, we believe that we will be able to secure additional leased facilities at commercially reasonable rates.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

     Our common stock commenced trading in the over-the-counter market on December 23, 2003, and prices for the common stock were quoted on the OTC Electronic Bulletin Board (“OTCBB”) under the symbol “TCPT.” No trading took place during the fiscal year ended September 30, 2003.

     Prior to the merger of Technology Consulting Partners, Inc. and TechnoConcepts, Inc. in February 2004, there was no established trading market in our common stock and trading therein was sporadic.

     In February 2004, we changed our name to “TechnoConcepts, Inc.” and the trading symbol of our common stock was changed to “TCPS.”

     The following table sets forth the high and low bid prices of our common stock in the over-the-counter market for the periods indicated. The bid prices represent prices between dealers, and do not include retail markups, markdowns or commissions, and may not represent actual transactions.

QUARTER ENDED	HIGH BID	LOW BID
December 31, 2003	$1.12	$1.01
March 31, 2004	$5.20	$1.17
June 30, 2004	$6.65	$3.60
September 30, 2004	$6.69	$4.41
December 31, 2004	$5.55	$3.25
March 31, 2005	$5.55	$3.50

Holders

     As of April 1, 2005, there were approximately 700 holders of record of our common stock.

Dividends

     We have not paid any cash dividends since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

     During the period from February 17, 2004, the date of the merger of Technology Consulting Partners, Inc. and TechnoConcepts, Inc., a Nevada corporation, to September 30, 2004, no salary or any other compensation was paid to our Chief Executive Officer or any officer or employee of the Company for the services provided to us. During the Company’s current fiscal year Antonio E. Turgeon, our President and Chief Executive Officer, will be paid a base salary of $240,000, Ronald M. Hickling, our Chief Technology Officer, will be paid a base salary of $140,000 and Michael Handelman, our Chief Financial Officer, will be paid a base salary of $125,000.

Employment Contracts

     As of September 30, 2004 we had no employment agreements with any of our officers or employees.

Compensation of Directors

     Commencing in April 2004, each director who is not an employee is paid (1) an annual fee of $20,000, payable in quarterly installments, (2) $1,000 per day per meeting, including one travel day for each meeting for out-of-state directors, and (3) out-of-pocket expenses. We have also agreed to grant each non-employee director options to purchase 50,000 shares of our common stock upon our establishment of an option plan and 20,000 options following each subsequent shareholders meeting after which the director continues to serve. In addition, each non-employee director is paid $500 per meeting for each committee meeting attended. The Chair of the Audit Committee is paid an annual fee of $7,500. Other committee chairs are paid an annual fee of $1,000.

Equity Compensation Plan Information

     At September 30, 2004, we had no equity award plans in place and no outstanding options, warrants or rights to acquire shares of our common stock under plans either approved, or not approved, by our security holders.

FINANCIAL STATEMENTS

The following financial statements of the Company are filed as part of this prospectus.

TechnoConcepts, Inc.
(A Corporation In The Development Stage)
Balance Sheets

	December 31,	September 30,
	2004	2004
	(Unaudited)
ASSETS
Current assets:
Cash	$2,963,726	$66,558
Prepaid expenses	727	727

Total current assets	2,964,453	67,285
Fixed assets, net	45,504	28,743

Other assets:
Intellectual property and patents	8,000,000	8,000,000
Debt issuance costs, net	429,777	82,875

Total assets	$11,439,734	$8,178,903

See accompanying notes to financial statements.

TechnoConcepts, Inc.
(A Corporation In The Development Stage)
Balance Sheets

	December 31,	September 30,
	2004	2004
	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,503	$9,000
Due to related parties	61,000	160,000
Convertible notes payable	921,985	921,985
Accrued expenses payable	206,040	258,989

Total current liabilities	1,250,528	1,349,974

Convertible notes payable, net of unamortized debt issuance costs	900,324	—

Total liabilities	2,150,852	1,349,974

Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized, 32,000 shares issued and outstanding	32	32
Series B Preferred, 800 authorized, none issued and outstanding	—	—
Common stock, no par value, 50,000,000 shares authorized, 24,854,965 and 24,852,671 shares issued and outstanding	24,854	24,852
Additional paid in capital	12,329,378	9,048,984
Subscriptions receivable	—	(4,008)
Deficit accumulated during the development stage	(3,065,382)	(2,240,931)

Total stockholders’ equity	9,288,882	6,828,929

Total liabilities and shareholders’ equity	$11,439,734	$8,178,903

See accompanying notes to financial statements.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Statements of Operations
(Unaudited)

	October 1, 2004		May 26, 2003
	To	October 1, 2003	(Date of Inception)
	December 30, 2004	To December 31, 2003	To December 31, 2004
Revenues:
Earned revenue	$—	$—	$—

Operating expenses:
General and administrative	459,536	941,354	2,447,562

Total operating loss	(459,536)	(941,354)	(2,447,562)

Other income (expense):
Other income	—	—	3,000
Interest expense, net	(88,901)	(743)	(143,538)
Debt issue costs	(276,014)	—	(477,282)

Net loss	$(824,451)	$(942,097)	$(3,065,382)

Weighted shares outstanding:
Basic	24,852,671	7,930,320
Diluted	24,852,671	7,930,320

Loss per share:
Basic	$(.03)	$(.12)
Diluted	(.03)	(.12)

See accompanying notes to financial statements.

TechnoConcepts Inc.
( A Corporation In The Development Stage)
Comprehensive Statement of Stockholders’ Equity
From October 1, 2004 To December 31, 2004

	Preferred Stock		Common Stock		Paid-In	Subscriptions	Accumulated Deficit
	Shares	Amount	Shares	Amount	Capital	Receivable	During Development Stage
Balances, beginning of period	32,000	$32	24,852,671	$24,854	$9,048,984	$(4,008)	$(2,240,931)

Shares issued for:
Consulting services	—	—	2,294	2	740	—	—
Stock subscriptions received	—	—	—	—	—	4,008	—
Relative fair value of warrants issued with convertible debenture	—	—	—	—	689,239	—	—
Beneficial conversion feature from the issuance of convertible debenture	—	—	—	—	2,590,415	—	—
Net loss	—	—	—	—	—	—	(824,451)

	32,000	$32	24,854,965	$24,852	$12,329,378	$—	$(3,065,382)

See accompanying notes to financial statements.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Statements of Cash Flows
(Unaudited)

	October 1, 2004		May 26, 2003
	To	October 1, 2003	(Date of Inception)
	December 31, 2004	To December 31, 2003	To December 31, 2004
Cash flows from operating activities:
Net loss	$(824,451)	$(942,097)	$(3,065,382)

Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation	29,856	—	31,412
Amortization of debt issuance cost	276,014	—	477,282
Increase in prepaid expenses	—	—	(727)
Increase in accounts payable	52,503	460,874	534,828
(Decrease) increase in accrued expenses	(151,210)	340,743	263,311

Net cash flows from operating activities	(617,288)	(140,480)	(1,759,276)

Cash flows from investing activities:
Acquisition of fixed assets	(18,752)	—	(48,881)

Cash flows from financing activities:
Proceeds from notes payable	3,975,000	—	5,213,675
Debt acquisition costs	(445,800)	—	(445,800)
Stock subscriptions received	4,008	—	4,008

Net cash flows from financing activities	3,533,208	—	4,771,883

Net change in cash and cash equivalents	2,897,168	(140,480)	2,963,726
Cash and cash equivalents, beginning of period	66,558	166,245	—

Cash and cash equivalents, end of period	$2,963,726	$25,765	$2,963,726

Supplemental cash flow information:
Interest paid	$—	$—	$—

Income taxes paid	$—	$—	$—

Non-cash investing and financing activities

Acquisition of intellectual property	—	—	8,000,000
Shares issued in payment of consulting fees	—	—	464,348
Shares issued for conversion of convertible debt and interest	742	—	316,675

See accompanying notes to financial statements.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
December 31, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

In the opinion of management, the accompanying financial statements of TechnoConcepts, Inc. contain all adjustments necessary to present fairly the Company’s financial position as of December 31, 2004 and September 30, 2004 and the statements of operations and cash flows for the three months ended December 31, 2004 and 2003.

The results of operations for the three months ended December 31, 2004 and 2003 are not necessarily indicative of the results to be expected for the full year.

The accounting policies followed by the Company are set forth in Note 1 to the Company’s financial statements included in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004.

Debt Issuance Costs - Debt issuance costs are the costs incurred relating to the convertible notes. These costs are amortized over the term of the related indebtedness.

Accounting for convertible debt securities — The Company has issued convertible debt securities with non-detachable conversion features. The Company has recorded the fair value of the beneficial conversion features and is amortizing them as interest expense over the term of the related debt.

Stock Based Compensation - In October 1995, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation”. The Company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. As the Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, as amended, it has elected only to comply with the disclosure requirements set forth in the statement which includes disclosing pro forma net income (loss) and earnings (loss) per share as if the fair value based method of accounting had been applied.

The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the fiscal year ended September 30, 2004: expected volatility of 70%; risk free interest rate of between 3.36% and 3.69%; and expected lives of 5 years.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
December 31, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Continued

Stock Based Compensation (continued)

The effects of applying SFAS No. 123, as amended, in the above pro forma disclosures are not indicative of future amounts as they do not include the effects of awards granted prior to Fiscal 1996. Additionally, future amounts are likely to be affected by the number of grants awarded since additional awards are generally expected to be made at varying amounts.

The pro forma net loss and loss per share consists of the following:

	Three Months Ended
	December 31,	December 31,
	2004	2003
Net loss as reported	$(824,451)	$(942,097)
Effect of stock options, net of tax	(129,960)	—

Proforma net loss	$(954,411)	$(942,097)

Proforma diluted loss per share	$(.04)	$(.12)

NOTE 2 CONVERTIBLE NOTES PAYABLE

In November and December 2003, the Company entered into various unsecured convertible note agreements for receipt of $333,675. These notes carry an interest rate of between 8% to 11% per annum, with all interest and principal due in April, 2004. At the time of maturity, notes totaling $316,675 were converted into 697,641 shares of common stock. The balance of notes totaling $17,000 have not yet been converted and are currently in default.

NOTE 3 CONVERTIBLE DEBENTURES

In January and February 2004, the Company issued into convertible notes aggregating $905,000. The notes incur interest at the rate of 10% per annum and are due on January 31, 2005. The notes are convertible any time after June 30, 2004 at a conversion price of $1.75 per share of common stock. Interest is payable quarterly, in cash or stock. The Company has not paid the interest due April 30, July 31, and October 31, 2004. As a result, the notes are currently in default.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
December 31, 2004

NOTE 4 RELATED PARTY TRANSACTIONS

Two founders of the Company have performed consulting services for which the Company has paid or accrued consulting fees. For the period ended December 31, 2003, consulting services of $500,000 were provided by these founders. Of this amount, $439,000 has been paid. The remaining balance of $61,000 is accrued at December 31, 2004. In addition these founders received 1,109,184 shares in the original capitalization of the Company.

NOTE 5 GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a cumulative loss from operations of $3,065,382 and a negative cash flow from operations of $1,759,276, which raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustment that might result from the outcome of this uncertainty.

The Company’s ability to continue as a going concern is dependent upon a successful future public or private offerings and ultimately achieving profitable operations. Towards these ends, the Company raised $3,975,000 through two offerings of securities in November 2004. There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 6 — CONVERTIBLE DEBENTURES

On November 17, 2004 the Company entered into a securities purchase agreement (the “Purchase Agreement”), a registration rights agreement (the “Registration Rights Agreement”), and a security agreement (the “Security Agreement”) with certain institutional investors (the “Buyers”). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Buyers agreed to purchase, 7% Secured Convertible Debentures (the “Debentures”) in the aggregate principal amount of $3,775,000 and warrants (“Warrants”) exercisable for a total of 608,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), one half of which are exercisable at $3.50 per share and one half of which are exercisable at $4.00 per share. Net proceeds to the Company from this transaction was approximately $3,442,000, after the payment of commissions and expenses.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
December 31, 2004

NOTE 6 — CONVERTIBLE DEBENTURES (continued)

The Debentures are due and payable on November 17, 2006 and are convertible into shares of Common Stock at $2.50 per share, subject to certain customary anti-dilution adjustments. Interest on the Debentures is due quarterly on the last day of each calendar quarter and may, at the Company’s discretion, be paid in cash or shares of Common Stock assuming certain conditions are satisfied (including, that the shares of Common Stock issuable upon conversion of the Debentures have been registered for resale to the public with the Securities and Exchange Commission (“SEC”)). In addition, the Company may require the conversion of the Debentures into shares of Common Stock if certain conditions are satisfied, including without limitation, that the average trading price of the Common Stock exceeds $7.00 per share for not less than 22 consecutive trading days. On the first day of each month commencing on December 1, 2005, the Company is required to redeem one-twelfth of the original principal amount of the Debentures.

The amount of the beneficial conversion expense was calculated by the Company based upon its capitalizing of the Company’s issuance costs incurred in issuing the convertible debentures which is the difference between the market price of shares of the Company’s common stock as of the date of issuance and the conversion price applicable to the convertible debentures. These costs are amortized over the term of the related indebtedness. The value of the warrants have been calculated using the Black-Scholes method as of the date of grant based on the following assumptions: an average risk free interest rate of 4.25% for 2004; a dividend yield of 0.0% for 2004; an average volatility factor of the expected market price of the Company’s common stock of 20% for 2004; and an expected life of 2 years for 2004. In determining the Company’s method of accounting for the warrants, the warrant proceeds were allocated first to the warrants based upon their relative fair value, using a Black-Scholes option pricing model. The remaining value was allocated to the beneficial conversion feature. The discount attributable to the value of the warrants as calculated using the Black-Scholes option pricing model and the value of the beneficial conversion feature was recorded as additional paid-in capital. Upon conversion of the convertible debentures, any unamortized debt issue costs will be charged to expense.

In addition, the Company entered into a securities purchase agreement also dated as of November 17, 2004, (the “Preferred Stock Purchase Agreement”), with an institutional investor (the “Preferred Stock Buyer”), pursuant to which the Company agreed to sell, and the Preferred Stock Buyer agreed to purchase, 800 shares of Series B Preferred Stock of the Company (the “Preferred Shares”) and Warrants exercisable for a total of 320,000 shares of the Company’s common stock for consideration of $2,000,000. The Warrants are identical to the Warrants issued to the Buyers.

NOTE 7 PAYMENT OF STOCK SUBSCRIPTION

In December 2004, the stock subscriptions receivable totaling $4,008 were paid.

NOTE 8 LEASE OF NEW OFFICE SPACE

In December 2004, the Company entered into a lease agreement with a third party. The lease is for a three-year period commencing March 1, 2005 for $13,543 per month. The agreement, among other provisions, contains clauses for annual rent increases and additional rent for expenses.

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and
Board of Directors
TechnoConcepts, Inc.
(A corporation in the development stage)
Van Nuys, CA

We have audited the accompanying balance sheets of TechnoConcepts, Inc. (a corporation in the development stage) as of September 30, 2004 and December 31, 2003, the related statements of operations, changes in stockholders’ equity and cash flows for the periods ended September 30, 2004 and December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TechnoConcepts, Inc. as of September 30, 2004 and December 31, 2003, and the result of its operations and its cash flows for the periods ended September 30, 2004 and December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company is a development stage company. The realization of a major portion of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Seligson & Giannattasio, LLP
N. White Plains, NY
April 22, 2005

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Balance Sheets

	September 30,	December 31,
	2004	2003
ASSETS
Current assets:
Cash	$66,558	$25,765
Prepaid expenses	727	—

Total current assets	67,285	25,765

Fixed assets, net	28,743	1,570

Other assets:
Intellectual property and patents	8,000,000	8,000,000
Debt issuance costs, net	82,875	—

Total assets	$8,178,903	$8,027,335

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,000	$460,874
Due to related parties	160,000	340,000
Convertible notes payable	921,985	333,675
Accrued expenses payable	258,989	743

Total current liabilities	1,349,974	1,135,292

Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized, 32,000 and 16,000 shares issued and outstanding	32	16
Common stock, no par value, 50,000,000 shares authorized, 24,852,671 and 7,930,320 shares issued and outstanding	24,852	7,930
Additional paid in capital	9,048,984	7,996,062
Subscriptions receivable	(4,008)	(4,008)
Deficit accumulated during the development stage	(2,240,931)	(1,107,957)

Total stockholders’ equity	6,828,929	6,892,043

Total liabilities and shareholders’ equity	$8,178,903	$8,027,335

See accompanying notes to financial statements.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Statements of Operations

	January 1, 2004	May 26, 2003	May 26, 2003
	To	(Date of Inception)	(Date of Inception)
	September 30, 2004	To December 31, 2003	To September 30, 2004
Revenues:
Earned revenue	$—	$—	$—

Operating expenses:
General and administrative	880,812	1,107,214	1,988,026

Total operating loss	(880,812)	(1,107,214)	(1,988,026)

Other income (expense):
Other income	3,000	—	3,000
Interest expense, net	(53,894)	(743)	(54,637)
Debt issue costs	(201,268)	—	(201,268)

Net loss	$(1,132,974)	$(1,107,957)	$(2,240,931)

Weighted shares outstanding:
Basic	19,424,421	7,930,320
Diluted	19,424,421	7,930,320

Loss per share:
Basic	$(.06)	$(.14)
Diluted	(.06)	(.14)

See accompanying notes to financial statements.

TechnoConcepts Inc.
( A Corporation In The Development Stage)
Comprehensive Statement of Stockholders’ Equity
From May 26, 2003 (Date of Inception) To September 30, 2004

	Preferred Stock		Common Stock		Paid-In	Subscriptions	Accumulated Deficit
	Shares	Amount	Shares	Amount	Capital	Receivable	During Development Stage
Balances, beginning of period	—	$—	—	$—	$—	$—	$—

Shares issued for:
Initial capitalization	8,000	8	4,000,000	4,000	—	—	—
Subscription receivable from founders	—	—	—	—	—	(4,008)	—
Acquisition of Technoconcepts (CA)	8,000	8	3,930,320	3,930	7,996,062	—

Net loss	—	—	—	—	—	—	(1,107,957)

Balances, December 31, 2003	16,000	16	7,930,320	7,930	7,996,062	(4,008)	(1,107,957)

Shares issued for:
Conversion of debentures	—	—	697,641	698	315,977	—	—
Consulting services	—	—	4,525,030	4,525	464,348	—	—
Effect of merger	16,000	16	11,699,680	11,699	(11,546)	—	—
Beneficial conversion feature from issuance of convertible debenture	—	—	—	—	284,143	—

Net loss	—	—	—	—	—	—	(1,132,974)

	32,000	$32	24,852,671	$24,852	$9,048,984	$(4,008)	$(2,240,931)

See accompanying notes to financial statements.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Statements of Cash Flows

	January 1, 2004	May 26, 2003	May 26, 2003
	To	(Date of Inception)	(Date of Inception)
	September 30, 2004	To December 31, 2003	To September 30, 2004
Cash flows from operating activities:
Net loss	$(1,132,974)	$(1,107,957)	$(2,240,931)

Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation	1,556	—	1,556
Amortization of debt issuance cost	201,268	—	201,268
Changes in operating assets and liabilities:
Increase in prepaid expenses	(727)	—	(727)
Increase in accounts payable	21,452	460,873	482,325
Increase in accrued expenses	73,777	340,744	414,521

Net cash used in operating activities	(835,648)	(306,340)	(1,141,988)

Cash flows from investing activities:
Acquisition of fixed assets	(28,559)	(1,570)	(30,129)

Cash flows from financing activities:
Proceeds from notes payable	905,000	333,675	1,238,675

Net increase in cash and cash equivalents	40,793	25,765	66,558
Cash and cash equivalents, beginning of period	25,765	—	—

Cash and cash equivalents, end of period	$66,558	$25,765	$66,558

Supplemental cash flow information:
Interest paid	$—	$—	$—

Income taxes paid	$—	$—	$—

Non-cash investing and financing activities

Acquisition of intellectual property	$—	$8,000,000	$—
Shares issued in payment of consulting fees	464,348	—	464,348
Shares issued for conversion of convertible debt	316,675	—	316,675

See accompanying notes to financial statements.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
September 30, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the business - TechnoConcepts is in the business of designing, developing, and marketing wireless communications solutions. In addition to developing a four-channel high speed instrumentation analog-to-digital converter; a 1.6 GHz delta-sigma modulator; and mixed-signal, multi-chip circuit modules, TechnoConcepts has developed a technology which it has named True Software Radio (“TSR”). TSR replaces conventional analog circuitry with a combination of proprietary delta-sigma converters and software based digital signal processing, allowing wireless signals such as from cell phones, radios, or television broadcasts to be processed and translated at the point of origin. TSR enables a communications device to communicate with any other communications device even in the event that both are using different protocols, such as CDMA, TDMA or GSM. The Company was incorporated under the laws of the State of Nevada in May, 2003.

Development stage company - The Company is in the development stage in accordance with Statements of Financial Accounting Standards (SFAS) No. 7 “Accounting and Reporting by Development Stage Enterprises”.

Pervasiveness of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Cash and Equivalents - The Company considers investments with an initial maturity of three months or less to be a cash equivalent.

Bad debts - The company recognizes bad debts under the direct write-off method. The Company has not had any bad debts since inception.

Accounting for convertible debt securities — The Company has issued convertible debt securities with non-detachable conversion features. The Company has recorded the fair value of the beneficial conversion features and is amortizing them as interest expense over the term of the related debt.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
September 30, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Continued

Stock Based Compensation - In October 1995, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation”. The Company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. As the Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, as amended, it has elected only to comply with the disclosure requirements set forth in the statement which includes disclosing pro forma net income (loss) and earnings (loss) per share as if the fair value based method of accounting had been applied.

The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the fiscal year ended September 30, 2004: expected volatility of 70%; risk free interest rate of between 3.36% and 3.69%; and expected lives of 5 years.

The effects of applying SFAS No. 123, as amended, in the above pro forma disclosures are not indicative of future amounts as they do not include the effects of awards granted prior to Fiscal 1996. Additionally, future amounts are likely to be affected by the number of grants awarded since additional awards are generally expected to be made at varying amounts.

The pro forma net loss and loss per share consists of the following:

	September 30,	December 31,
	2004	2003
Net loss as reported	$(1,132,974)	$(1,107,957)
Effect of stock options, net of tax	99,606	—

Proforma net loss	$(1,232,580)	$(1,107,957)

Proforma diluted loss per share	$(.06)	$(.14)

Fixed assets – Fixed assets are stated at cost. Depreciation is provided at the time property and equipment is placed in service using the straight-line method over the estimated useful lives of the assets, which is 5 years.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
September 30, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Continued

Loss per share — The Company has adopted SFAS No. 128 “Earnings Per Share”. Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred net losses for all periods, and since there are no convertible instruments, basic loss per share and diluted loss per share are the same.

Intellectual Property – Intellectual property consists of patents, copyrights and trademarks purchased from TechnoConcepts (CA) (Note 8). These assets are being used in the development of the Company’s products. Upon the products reaching salability, the Company will amortize these assets over a five year period on a straight-line basis.

Research and Development Costs - Research and development costs are charged to expense as incurred. Equipment used in research and development with alternative uses is capitalized. Research and development costs include internal costs and payments to consultants.

Recent Accounting Pronouncements - The following accounting pronouncements if implemented would have no effect on the financial statements of the Company.

In January 2003, (as revised in December 2003) The Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities”, an interpretation of Accounting Research Bulletin (“ARB”) No. 51. “Consolidated Financial Statements”. Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the entity the investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
September 30, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Continued

Recent Accounting Pronouncements – (Continued)

Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. The effective date includes those entities to which Interpretation 46 had previously applied. However, prior to the required application of Interpretation 46, a public entity that is a small business issuer shall apply Interpretation 46 or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date which it is first applied or by restating previously issued financial of the first year restated.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
September 30, 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Continued

Recent Accounting Pronouncements – (Continued)

In May 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 150, “Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments. One type is a mandatorily redeemable share, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, “Elements of Financial Statements”. The remaining provisions of this Statement are consistent with the FASB’s proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period. Beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

Fair Value

The Company has a number of financial instruments, none of which is held for trading purposes. The Company estimates that the fair value of all financial instruments at September 30, 2004 and December 31, 2003, does not differ materially from the aggregate carrying values of these financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
September 30, 2004

NOTE 2 FIXED ASSETS

Fixed assets are comprised of the following:

	September 30,	December 31,
	2004	2003
Computer equipment	$30,451	$1,570
Accumulated depreciation	1,708	—

	$28,743	$1,570

NOTE 3 CONVERTIBLE NOTES PAYABLE

In November and December 2003, the Company entered into various unsecured convertible note agreements for receipt of $333,675. These notes carry an interest rate of between 8% to 11% per annum, with all interest and principal due in April, 2004. At the time of maturity, notes totaling $316,675 were converted into 697,641 shares of common stock. The balance of notes totaling $17,000 have not yet been converted and are currently in default.

NOTE 4 CONVERTIBLE DEBENTURES

In January and February 2004, the Company issued into convertible notes aggregating $905,000. The notes incur interest at the rate of 10% per annum and are due on January 31, 2005. The notes are convertible any time after June 30, 2004 at a conversion price of $1.75 per common share. Interest is payable quarterly, in cash or stock. The Company has not paid the interest due April 30, July 31, and October 31, 2004. As a result, the notes are currently in default.

NOTE 5 RELATED PARTY TRANSACTIONS

Two founders of the Company have performed consulting services for which the Company has paid or accrued consulting fees. For the period ended December 31, 2003, consulting services of $500,000 were provided by these founders. Of this amount, $160,000 was paid in 2003 and $180,000 was paid in 2004. The remaining balance of $160,000 is accrued at September 30, 2004. In addition these founders received 1,109,184 shares in the original capitalization of the Company.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
September 30, 2004

NOTE 6 INCOME TAXES

At September 30, 2004, the Company has a net loss carry forward totaling $1,622,781 that may be offset against future taxable income through 2023. No tax benefit has been reported in the financial statements, however, because the Company believes there is a chance that the carry forward will expire unused. Accordingly, the tax benefit of the loss carry forward has been offset by a valuation allowance of the same amount.

Deferred income taxes are comprised of the following:

	September 30,	December 31,
	2004	2003
Net operating loss	$645,996	$122,325
Consulting fees	—	183,586
Interest payable	103,098	—
Related party consulting fees	63,693	135,437

	812,787	441,348
Less: valuation allowance	812,787	441,348

	$—	$—

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At the time the allowance will either be increased or reduced; Reduction could result in the partial or complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required. It is management’s position that the deferred tax asset be recorded when there is positive evidence it will be realized.

Income tax expense is comprised of the following:

	September 30,	December 31,
	2004	2003
Current:
Federal	$—	$—
State	—	—

	—	—

Deferred:
Federal	—	—
State	—	—

Total income tax expense	$—	$—

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
September 30, 2004

NOTE 7 GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficiency of $1,282,689 at September 30, 2004, and a cumulative loss from operation of $2,240,931 and a negative cash flow from operations of $1,141,988, which raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustment that might result from the outcome of this uncertainty.

The Company’s ability to continue as a going concern is dependent upon a successful future public offering and ultimately achieving profitable operations. Towards these ends, the Company raised $5,775,000 through two offerings of securities in November 2004 (note 11). There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 8 ACQUISITION OF TECHNOLOGY CONSULTING PARTNERS, INC.

In February, 2004, the Company completed an Agreement and Plan of Merger By and Between Technology Consulting Partners, Inc. “Registrant”, and the Company, pursuant to which the Registrant acquired all of the outstanding shares of TechnoConcepts capital stock in exchange for a controlling interest in the Registrant. The Exchange has been accounted for as a recapitalization of Technology Consulting Partners, Inc. with TechnoConcepts, Inc. as the acquirer (a “reverse acquisition”).

NOTE 9 FAILED ACQUISITION OF G-2 SOFTWARE SYSTEMS

In July 2004, the Company agreed to acquire G-2 Software Systems, Inc. in exchange for $9,500,000. In December 2004, the Company determined not to complete the transaction.

NOTE 10 LEASE COMMITMENT

In June 2004, the Company entered into a rental agreement for office and lab space. The agreement calls for rent totaling $1,204 per month on a month-to-month basis.

TechnoConcepts, Inc.
( A Corporation In The Development Stage)
Notes to Financial Statement
September 30, 2004

NOTE 11 SUBSEQUENT EVENTS

        On November 17, 2004 the Company entered into a securities purchase agreement (the “Purchase Agreement”), a registration rights agreement (the “Registration Rights Agreement”), and a security agreement (the “Security Agreement”) with certain institutional investors (the “Buyers”). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Buyers agreed to purchase, 7% Secured Convertible Debentures (the “Debentures”) in the aggregate principal amount of $3,775,000 and warrants (“Warrants”) exercisable for a total of 608,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), one half of which are exercisable at $3.50 per share and one half of which are exercisable at $4.00 per share. Net proceeds to the Company from this transaction was approximately $3,442,000, after the payment of commissions and expenses.

        The Debentures are due and payable on November 17, 2006 and are convertible into shares of Common Stock at $2.50 per share, subject to certain customary anti-dilution adjustments. Interest on the Debentures is due quarterly on the last day of each calendar quarter and may, at the Company’s discretion, be paid in cash or shares of Common Stock assuming certain conditions are satisfied (including, that the shares of Common Stock issuable upon conversion of the Debentures have been registered for resale to the public with the Securities and Exchange Commission (“SEC”)). In addition, the Company may require the conversion of the Debentures into shares of Common Stock if certain conditions are satisfied, including without limitation, that the average trading price of the Common Stock exceeds $7.00 per share for not less than 22 consecutive trading days. On the first day of each month commencing on December 1, 2005, the Company is required to redeem one-twelfth of the original principal amount of the Debentures.

        In addition, the Company entered into a securities purchase agreement also dated as of November 17, 2004, (the “Preferred Stock Purchase Agreement”), with an institutional investor (the “Preferred Stock Buyer”), pursuant to which the Company sold, and the Preferred Stock Buyer purchased, 800 shares of Series B Preferred Stock of the Company (the “Preferred Shares”) and Warrants exercisable for a total of 320,000 shares of the Company’s common stock for consideration of $2,000,000. The Warrants are identical to the Warrants issued to the Buyers.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares of common stock covered by this prospectus:

1.	Our Current Report on Form 8-K filed February 18, 2004 (File No. 333-90682), as amended by Amendment No. 1 thereto filed February 22, 2005; and

2.	Our Current Report on Form 8-K filed March 3, 2005 (File No. 333-90682).

3.	Our Current Report on Form 8-K filed April 20, 2005 (File No. 333-90682).

4.	Our Current Report on Form 8-K filed May 2, 2005 (File No. 333-90682).

          This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information incorporated by reference, provided in this prospectus or any supplement or that we have referred you to. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. However, you should realize that the affairs of the Company may have changed since the date of this prospectus. This prospectus will not reflect such changes. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

          We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to TechnoConcepts, Inc., Attention: Michael Handelman, Chief Financial Officer, 6060 Sepulveda Blvd. Suite 202, Van Nuys, Ca. 91411, telephone number (818) 988-7916.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under our Restated Articles of Incorporation, we are permitted to, but not obligated to, indemnify any director, officer, employee, fiduciary, or agent of the Company to the full extent permitted by the Colorado Business Corporation Act as in effect at the time of the conduct by such person.

          Under Section 7-109-101 of the Colorado Business Corporation Act (the “CBCA”), a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if: the person’s conduct was in good faith; and the person reasonably believed (i) in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interest; and (ii) in all other cases, that such conduct was at least not opposed to the corporation’s best interest; and in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful.

          Pursuant to Section 7-109-101, the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the proscribed standard of conduct. Under Section 7-109-101 a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit. Indemnification permitted under Section 7-109-101 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

          Section 7-109-103 of the CBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding. Under certain circumstances, the CBCA permits a corporation to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding.

          Section 7-109-105 of the CBCA provides that unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of such an application, the court may order indemnification.

          Section 7-109-107 of the CBCA provides that unless otherwise provided in the articles of incorporation, an officer of a corporation is entitled to mandatory indemnification under Section 7-109-103, and is entitled to apply for court-ordered indemnification under Section 7-109-105, in each case to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director and a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

          Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling security holders. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$1,482.51
Printing and engraving expenses	$7,500.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$37,500.00
Transfer agent and registrar fees	$0.00
Fees and expenses for qualification under state	$0.00
securities laws
Miscellaneous	$2,000.00

Total	$51,482.51

RECENT SALES OF UNREGISTERED SECURITIES

          In November and December 2003, the Company entered into various unsecured convertible note agreements private investors for the receipt of an aggregate of $333,675 (the “Initial Notes”). These notes carried an interest rate of between 8% and 11% per annum, with all interest and principal due in April 2004. At the time of maturity, the notes were converted into 765,715 shares of the Company’s Common Stock.

          In January and February 2004, the Company entered into various unsecured convertible note agreements private investors for the receipt of an aggregate of $905,000 (the “Subsequent Notes” and together with the Initial Notes, the “Notes”). In November 2004, the Company issued additional Subsequent Notes in an aggregate amount of $200,000. The Subsequent Notes carried an interest rate of 10% per annum payable quarterly in cash or stock, with all interest and principal due on January 31, 2005. The notes were convertible into shares of the Company’s Common Stock at anytime after June 30, 2004. All of the Subsequent Notes have been converted into 694,571 shares of Common Stock.

          In January 2004, the Company issued 50,000 shares of its common stock to Berthel Fisher & Company Financial Services, Inc. pursuant to the terms of a Cooperation Letter between the parties in exchange for investment banking and advisory services to be provided by Berthel Fisher to the Company.

          On February 17, 2004, the Company completed its acquisition of the original TechnoConcepts, Inc., a Nevada corporation, by issuing 3,930,320 shares of its Common Stock and 8,000 shares of its Series A Preferred Stock to the stockholders of the original TechnoConcepts, Inc. (the “Exchange”).

          On November 17, 2004 (the “Closing Date”) the Company entered into a securities purchase agreement (the “Purchase Agreement”), a registration rights agreement (the “Registration Rights Agreement”), and a security agreement (the “Security Agreement”) with certain institutional investors (the “Buyers”). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Buyers agreed to purchase, 7% Secured Convertible Debentures (the “Debentures”) in the aggregate principal amount of $3,775,000 and warrants (“Warrants”)

exercisable for a total of 608,000 shares of the Company’s Common Stock, one half of which are exercisable at $3.50 per share and one half of which are exercisable at $4.00 per share. Net proceeds to the Company from this transaction were approximately $3,442,000, after the payment of commissions and expenses.

          The Debentures are due and payable on November 17, 2006 and are convertible into shares of Common Stock at $2.50 per share, subject to certain customary anti-dilution adjustments. Interest on the Debentures is due quarterly on the last day of each calendar quarter and may, at the Company’s discretion, be paid in cash or shares of Common Stock assuming certain conditions are satisfied (including, that the shares of Common Stock issuable upon conversion of the Debentures have been registered for resale to the public with the Securities and Exchange Commission). In addition, the Company may require the conversion of the Debentures into shares of Common Stock if certain conditions are satisfied, including without limitation, that the average trading price of the Common Stock exceeds $7.00 per share for not less than 22 consecutive trading days. On the first day of each month commencing on December 1, 2005, the Company is required to redeem one-twelfth of the original principal amount of the Debentures. Pursuant to the terms of the Debentures, any interest amount unpaid will bear interest at the rate of 18% per annum until paid. The Debentures provide for various events of default that would entitle the holders of the Debentures to require the Company to immediately repay an amount equal to at least 130% of the outstanding principal amount of the Debentures, plus accrued and unpaid interest thereon, in cash. During the pendancy of any default, the interest rate under the Debentures will increase to 18% per annum or such lower maximum amount of interest permitted to be charged under applicable law. Because the Company’s obligations under the Debentures are secured pursuant to the terms of a separate Security Agreement with the holders of the Debentures (the “Secured Parties”), the occurrence of an event of default permits the Secured Parties the right to take possession of all of the assets of the Company, to operate the business of the Company and to exercise certain other rights provided in the Security Agreement.

          Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants by no later than January 20, 2005. As of the date hereof, the Company has not yet filed the required registration statement. As a result, the Registration Rights Agreement provides that the Company is obligated to pay a penalty equal to 1% of the aggregate purchase price paid by each purchaser for the Debentures on January 20, 2005 and an additional 1% on the 20th of each month thereafter until the registration statement has been filed. Any unpaid amount will bear interest at a rate of 18% per annum. The Company also agreed to use its best efforts to cause such registration statement to be declared effective by the SEC as promptly as possible, but not later than 135 days following the Closing Date. Certain damages will be incurred by the Company for failing to file and/or have the registration statement declared effective, in a timely manner. Failure to have the registration statement declared effective by the 240th day following the Closing Date is an event of default under the Debentures. The Registration Rights Agreement also provides indemnification and contribution remedies to the Buyers in connection with the resale of shares pursuant to such registration statement.

          The Buyers are set forth in the Schedule of Buyers to the Purchase Agreement.

          In addition, the Company entered into a securities purchase agreement also dated as of November 17, 2004, with an institutional investor, pursuant to which the Company agreed to sell, and the institutional investor agreed to purchase, 800 shares of Series B Preferred Stock of the Company and Warrants exercisable for a total of 320,000 shares of the Company’s common stock in exchange for freely tradable securities with a market value of approximately $2,000,000. The Warrants are identical to the Warrants issued to the Buyers.

          The preferences, limitations and relative rights with respect to Series A Preferred Stock and Series B Preferred Stock are summarized below. The preferences, limitations and relative rights of the Series A Preferred Stock and Series B Preferred Stock are contained in their entirety in the Company’s Restated Certificate of Incorporation which is an exhibit to this registration statement.

Series A Preferred Stock

          Designation and Amount; Rank. 16,000 shares have been designated as “Series A Preferred Stock”. The shares of Series A Preferred Stock are divided into Series A1 and Series A2. Shares of Series A Preferred Stock have no par value per share and rank senior to common stock and shares of Series B Preferred Stock.

          Dividends. Shares of Series A1 Preferred Stock do not bear dividends. Shares of Series A2 Preferred Stock bear dividends, payable quarterly at the rate of five per cent per annum or $50.00 per share. Such dividends are payable in cash or common stock, as the Board of Directors shall determine.

          Conversion. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time after January 31, 2006, into a number of shares of Common Stock determined by dividing the aggregate par value of the shares to be converted by the Conversion Price, which shall be an amount equal to the lesser of (i) 100% of the average of the closing bid prices for our common stock occurring during the five trading days immediately prior to the date of conversion, and (ii) $.50 per conversion share. The number of shares of our common stock to be issued upon conversion is subject to anti-dilution protection in the event of certain dilutive issuances by the Company. Notwithstanding the foregoing, shares of Series A1 Preferred Stock can only be converted upon the satisfaction of a number of conditions precedent, including that we have gross revenues in any fiscal year of at least $75,000,000 as disclosed in a periodic filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The shares of Series A Preferred Stock are also subject to mandatory conversion upon the occurrence of certain events.

          Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock and Series B Preferred Stock by reason of their ownership thereof, an amount per share equal to the sum of $1,000 for each outstanding share of Series A Preferred Stock plus accrued and unpaid dividends (as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations).

          Voting Rights. The holders of the Series A Preferred Stock have the right to vote on an as-converted basis, with the common stock on all matters submitted to a vote of stockholders.

          Mandatory Redemption. The shares of Series A Preferred Stock are redeemable, at the option of the holders, for the greater of (x) 125% of the par value of such shares, plus all accrued and unpaid dividends and (y) an amount determined by dividing (A) the sum of the par value of such shares, plus all accrued and unpaid dividends by (B) the conversion price in effect on the date upon which a mandatory redemption is triggered and multiplying the resulting amount by the average closing bid price for shares of our common stock for the five trading days immediately preceding the mandatory redemption date, if we (i) fail to issue shares of common stock to a holder upon conversion of any preferred shares, and such failure continues for ten (10) business days; (ii) breach, in a material respect, any material term or condition of our Restated Certificate of Incorporation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and such breach continues for a period of five (5) business days after written notice thereof to us; or (iii) any material representation or warranty made by us in any agreement, document, certificate or other instrument delivered to the holder of Series A Preferred Stock prior to the date of issuance is inaccurate or misleading in any material respect as of the date such representation or warranty was made due to voluntary action undertaken by us or a failure by us to take action.

Series B Preferred Stock

          Designation and Amount; Rank. 800 shares have been designated as “Series B Preferred Stock”. Shares of Series B Preferred Stock have no par value per share and rank senior to shares of common stock but junior to shares of Series A Preferred Stock.

          Dividends. Shares of Series B Preferred Stock bear dividends, payable quarterly at the rate of ten per cent per annum or $250.00 per share. Such dividends are payable in cash or common stock, as the Board of Directors shall determine.

          Conversion. Each share of Series B Preferred Stock is convertible, at the option of the holder thereof, at any time into 1,000 shares of our common stock, subject to certain anti-dilution adjustments. The shares of Series B Preferred Stock are automatically converted into shares of our common stock on the third anniversary of the issuance date unless the shares of our common stock are not quoted on the Nasdaq National or Small Cap markets.

          Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership thereof, an amount per share equal to the sum of $2,500 for each outstanding share of Series B Preferred Stock plus accrued and unpaid dividends (as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations).

          Voting Rights. The holders of the Series B Preferred Stock have the right to vote on an as-converted basis, with the Common Stock on all matters submitted to a vote of stockholders.

          Mandatory Redemption. The shares of Series B Preferred Stock are redeemable, at the option of the holders, for 125% of the par value, plus all accrued and unpaid dividends, if we (i) fail to issue shares of Common Stock to a holder upon conversion of any preferred shares, and such failure continues for ten (10) business days; (ii) breach, in a material respect, any material term or condition of our Restated Certificate of Incorporation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated by the preferred stock securities purchase agreement pursuant to which the shares of Series B Preferred Stock were originally issued and such breach continues for a period of five (5) business days after written notice thereof to us; or (iii) any material representation or warranty made by us in any agreement, document, certificate or other instrument delivered to the institutional investor purchasing the Series B Preferred Stock prior to the date of issuance is inaccurate or misleading in any material respect as of the date such representation or warranty was made due to voluntary action undertaken by us or a failure by us to take action.

          The Notes, Debentures, Warrants, Series A Preferred Shares, Series B Preferred Shares and the shares issued pursuant to the Exchange (collectively, the “Securities”) were issued in private placement transactions which were not registered under the Securities Act of 1933, as amended (the “Act), and these Securities may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements of the Act.

          The gross proceeds from the offering of the Securities were approximately $7,013,675 in cash and other consideration. In connection with the Company’s sale of the Debentures, Warrants and the Series B Preferred Shares, the Company paid commissions to Duncan Capital, LLC, as placement agent, in the approximate amount of $332,550 and also issued warrants exercisable for

120,800 shares at $2.50 per share. 24,160 shares at $3.50 per share and 24,160 shares at $4.00 per share to Duncan Capital.

          In issuing the Securities, the Company relied upon the exemption from registration afforded by Section 4(2) of the Act, in that: (a) the Securities (other than those issued pursuant to the Exchange) were sold to a limited number of sophisticated accredited investors, (b) the Securities were sold without any general solicitation or public advertising, (c) the Buyers provided the Company with representations customary for a private placement of securities, and (d) the Securities to be delivered to the Buyers will bear restrictive legends.

EXHIBITS

Exhibit Number	Description of Exhibit
2.1(1)	Agreement and Plan of Merger by and Between Technology Consulting Partners, Inc. and TechnoConcepts, Inc. dated December 15, 2003. (2.1)

3.1(2)	Restated Articles of Incorporation of the Company (3.1)

3.2(2)	By-laws of the Company (3.2)

4.1(2)	Form of 7% Secured Convertible Debenture (4.1)

4.2(2)	Form of Common Stock Purchase Warrant (4.2)

5.1(**)	Opinion of Brown Rudnick Berlack Israels LLP

10.1.1(2)	Securities Purchase Agreement dated November 17, 2004 by and among the Company and the investors signatory thereto. (10.1.1)

10.1.2(2)	First Amendment to Securities Purchase Agreement dated November 17, 2004. (2)(10.1.2)

10.2(2)	Registration Rights Agreement dated November 17, 2004 by and among the Company and the investors signatory thereto. (10.2)

10.3(2)	Security Agreement dated November 17, 2004 by and among the Company and the investors signatory thereto. (10.3)

10.4(2)	Preferred Stock Purchase Agreement dated November 17, 2004 by and between the Company and Triumph Research Partners LLC. (10.4)

10.5(2)	Standard Multi-Tenant Office Lease by and between the Company and Electro Rent Corporation dated December 20, 2004 .(10.5)

10.6(2)	Consulting Agreement with Richard T. Hines dated July 19, 2004 .(10.6)

21(*)	Subsidiaries

23.1(*)	Consent of Brown Rudnick Berlack Israels LLP (Contained in Exhibit 5.1)

23.2(*)	Consent of Seligson & Giannattasio, LLP

24.1(*)	Powers of Attorney (included as part of the signature page to this registration statement)

(1) Incorporated herein by reference to the exhibit included in the Current Report on Form 8-K dated February 18, 2004. The number given in parenthesis indicates the corresponding exhibit number in such Form 8-K.

(2) Incorporated herein by reference to the exhibits to our Annual Report on Form 10-KSB dated January 14, 2005, as amended by Amendment No. 1 thereto dated May 2, 2005. The number given in parenthesis indicates the corresponding exhibit number in such Form 10-KSB, as amended.

(*) Filed herewith.

(**) To be filed as an amendment.

UNDERTAKINGS

The undersigned Company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

     (a) any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of TechoConcepts pursuant to the foregoing provisions, or otherwise, TechnoConcepts has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by TechnoConcepts of expenses incurred or paid by a director, officer or controlling person of TechnoConcepts in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, TechnoConcepts will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Van Nuys, California on May 2, 2005.

TECHNOCONCEPTS, INC.
Dated: May 2, 2005
	By: /s/	Antonio E. Turgeon

President and CEO

Dated: May 2, 2005
	By:/s/	Michael Handelman

Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

     The undersigned officers and directors of TechnoConcepts, Inc., hereby constitute and appoint Antonio E. Turgeon and Michael Handleman, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this registration statement on Form SB-2 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable TechnoConcepts, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signatures	Title	Date
/s/ Antonio E. Turgeon ANTONIO E. TURGEON	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 2, 2005
/s/ Michael Handelman MICHAEL HANDELMAN	Chief Financial Officer (Principal Accounting and Financial Officer)	May 2, 2005
/s/ Ronald Hickling RONALD HICKLING	Director	May 2, 2005
GEORGE LANGE	Director
/s/ John Mansfield JOHN MANSFIELD	Director	May 2, 2005
/s/ Dr. Feng Yuh Juang DR. FENG YUH JUANG	Director	May 2, 2005
/s/ Richard Hines RICHARD HINES	Director	May 2, 2005
MICHAEL USSERY	Director